UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934,

as amended

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WMI HOLDINGS CORP.

(Name of Registrant as Specified in its Charter)

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(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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WMI HOLDINGS CORP.

1201 Third Avenue, Suite 3000

Seattle, Washington 98101

April 23, 2013

To Our Shareholders:

On behalf of the board of directors and management of WMI Holdings Corp., you are cordially invited to attend our 2013 Annual Meeting of Shareholders, which will be held on Wednesday, June 5, 2013, beginning at 11:00 a.m., Eastern Time, at The Roosevelt Hotel, 45 East 45th Street (at Madison Avenue), New York, New York 10017. You will find details of the business to be conducted at the annual meeting provided in the attached formal Notice of Annual Meeting and Proxy Statement. Our directors and executive officers are expected to be present at the annual meeting.

Among the matters to be acted on at the annual meeting is the election of directors, ratification of the appointment of our independent auditors, the advisory vote on named executive compensation, and the advisory vote on the frequency of future advisory votes on named executive officer compensation. For the reasons set forth in the Proxy Statement, the board of directors recommends that you vote FOR each of the board’s nominees on Proposal 1, FOR Proposals 2 and 3, and FOR a frequency of every 1 YEAR on Proposal 4.

The board of directors has fixed April 9, 2013 as the record date for the annual meeting. Only holders of our common stock of record at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting.

This will be our first annual meeting of shareholders since our emergence from Chapter 11 bankruptcy on March 19, 2012. We encourage you to attend the annual meeting in person if convenient for you to do so. If you are unable to attend, it is important that your shares be represented and voted at the annual meeting.

Whether or not you expect to attend the annual meeting, please sign and return the enclosed proxy card promptly. Alternatively, you may give a proxy by telephone or over the Internet by following the instructions on your proxy card or in the Proxy Statement. If you decide to attend the annual meeting, you may, if you wish, revoke the proxy and vote your shares in person.

Sincerely yours,

Michael Willingham	Charles Edward Smith
Chairman of the Board	Interim Chief Executive Officer and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 5, 2013

The Proxy Statement and 2012 Annual Report to Shareholders are available at www.proxyvote.com

WMI HOLDINGS CORP.

1201 Third Avenue, Suite 3000

Seattle, Washington 98101

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 5, 2013

To the Shareholders of WMI Holdings Corp.:

The 2013 annual meeting of the shareholders of WMI Holdings Corp. (the “Annual Meeting”) will be held on Wednesday, June 5, 2013, at 11:00 a.m., Eastern Time, at The Roosevelt Hotel, 45 East 45th Street (at Madison Avenue), New York, New York 10017 for the following purposes:

1.	to elect a board of directors consisting of seven members, each to serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualified;

2.	to ratify the appointment of Burr Pilger Mayer, Inc., as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

3.	to approve, as an advisory vote, compensation of WMI Holdings Corp.’s named executive officers;

4.	to approve, as an advisory vote, the frequency of future advisory votes on named executive officer compensation; and

5.	to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The board of directors has fixed the close of business on April 9, 2013 as the record date (the “Record Date”) for determining shareholders entitled to notice of and to vote at, the Annual Meeting and any adjournments or postponements thereof. The Proxy Statement, which includes more information about the proposals to be voted on at the Annual Meeting, the proxy card, and the 2012 Annual Report to Shareholders accompany this Notice.

Important Notice Regarding the Availability of Proxy Materials for the 2013 Annual Meeting. We are mailing to all of our shareholders a notice of availability over the Internet of the proxy materials, rather than mailing a full paper set of these materials. The notice of availability contains instructions on how to access our proxy materials on the Internet, as well as instructions on obtaining a paper copy. This process will significantly reduce our costs to print and distribute our proxy materials.

Voting by the Internet or telephone is fast and convenient, and your vote is immediately confirmed and tabulated. If you receive a paper copy of the proxy materials, you may also vote by completing, signing, dating and returning the accompanying proxy card in the enclosed postage-paid return envelope furnished for that purpose. By using the Internet or telephone you help WMI Holdings Corp. reduce postage and proxy tabulation costs.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, you are urged to read the accompanying Proxy Statement and then vote your proxy promptly by telephone, via the Internet, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you are the beneficial owner or you hold your shares in “street name,” please follow the voting instructions provided by your bank, broker, or other nominee. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy. However, in order to vote your shares in person at the Annual Meeting, you must be a shareholder of record on the Record Date or hold a legal proxy from your bank, broker or other holder of record permitting you to vote at the Annual Meeting.

Please do not return the enclosed paper proxy if you are voting over the Internet or by telephone.

VOTE BY INTERNET	VOTE BY TELEPHONE

http://www.proxyvote.com 24 hours a day/7 days a week	(800) 690-6903 via touch tone phone toll-free 24 hours a day/7 days a week

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 4, 2013. Have your proxy card in hand when you access the website, and follow the instructions to obtain your records and to create an electronic voting instruction form.	Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 4, 2013. Have your proxy card in hand when you call and then follow the instructions.

Because a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business your cooperation is appreciated.

By Order of the Board of Directors:

Charles Edward Smith
President, Interim Chief Executive Officer, Interim Chief Legal Officer and Secretary

Seattle, Washington

April 23, 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 5, 2013

The Proxy Statement and 2012 Annual Report to Shareholders are available at www.proxyvote.com

WMI HOLDINGS CORP.

1201 Third Avenue, Suite 3000

Seattle, Washington 98101

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 5, 2013

WMI Holdings Corp., a Washington corporation (“WMIHC”), is the successor to Washington Mutual, Inc. (“WMI”). We emerged from Chapter 11 bankruptcy on March 19, 2012 with a new board of directors and certain new officers. During our nearly 3 1/2 year bankruptcy, WMI did not hold any meetings of shareholders. As a result, we view our 2013 annual meeting of shareholders (the “Annual Meeting”) as an important step for us as it signals a return to having direct contact with and input from our shareholders as we begin this new chapter in our business.

As used in this proxy statement, the terms “WMIHC,” “Company,” “we,” “us” and “our” refer to WMI Holdings Corp. and the terms “board of directors” and the “board” refer to the Board of Directors of WMIHC.

MEETING AND VOTING INFORMATION

Date, Time and Place of Meeting

Our board of directors is furnishing this notice of annual meeting and proxy statement and the enclosed proxy card in connection with the board’s solicitation of proxies for use at the Annual Meeting, and at any adjournments or postponements thereof. The Annual Meeting will be held on Wednesday, June 5, 2013, at 11:00 a.m. Eastern Time, at The Roosevelt Hotel, 45 East 45th Street (at Madison Avenue), New York, New York 10017. These proxy materials and the related 2012 Annual Report to Shareholders (which includes WMIHC’s audited financial statements for the fiscal year ended December 31, 2012, and the other portions of WMIHC’s 2012 Annual Report on Form 10-K for the fiscal year ended December 31, 2012) are first being made available to shareholders on April 23, 2013.

We urge you to promptly vote your proxy FOR each of the board’s nominees on Proposal 1, FOR Proposals 2 and 3, and FOR a frequency of every 1 YEAR on Proposal 4, as recommended by the board, either by telephone, via the Internet, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. By submitting a proxy, you are legally authorizing another person to vote your shares on your behalf. If you vote your proxy by telephone, via the Internet, or submit your executed proxy card by mail, but you do not indicate how your shares are to be voted, then your shares will be voted in accordance with the board’s recommendations set forth in this proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 5, 2013

The proxy statement for the Annual Meeting and the 2012 Annual Report to Shareholders are available at www.proxyvote.com

Solicitation and Revocation of Proxies

Shares represented by validly executed proxies will be voted in accordance with instructions contained in the proxies. If no direction is given, proxies will be voted:

•	FOR each of the director nominees selected by the board of directors;

•	FOR ratification of the appointment of Burr Pilger Mayer, Inc., as our independent registered public accounting firm;

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers; and

•	FOR the approval, on an advisory basis, a frequency of 1 YEAR for future advisory votes on named executive officer compensation.

If other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote in accordance with their judgment with respect to such matters. The board of directors has selected the two persons named in the enclosed proxy card to serve as proxies in connection with the Annual Meeting.

Any proxy given by a shareholder may be revoked at any time prior to its use in one of four ways: (1) by execution of a later-dated proxy delivered to WMIHC’s Secretary; (2) by vote in person at the Annual Meeting; (3) by written notice of revocation delivered to WMIHC’s Secretary before the Annual Meeting; or (4) by voting again by telephone or via the Internet. Only the latest validly executed proxy that you submit will be counted.

Purposes of the Annual Meeting

The Annual Meeting has been called for the following purposes:

•	to elect a board of directors consisting of seven members, each to serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualified;

•	to ratify the appointment of Burr Pilger Mayer, Inc. as WMIHC’s independent registered public accounting firm for the fiscal year ending December 31, 2013;

•	to approve, as an advisory vote, the compensation of WMIHC’s named executive officers;

•	to approve, as an advisory vote, the frequency of future advisory votes on named executive officer compensation; and

•	to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Section 2.13 of WMIHCs Amended and Restated Bylaws, as amended through April 1, 2013 (the “Bylaws”), sets forth certain procedures to be followed for introducing business at a shareholders meeting. WMIHC has no knowledge of any other matters that may be properly presented at the Annual Meeting. If other matters do properly come before the Annual Meeting, or any postponement or adjournment thereof, the persons named in the proxy will vote in accordance with their judgment on such matters in the exercise of their sole discretion.

Record Date and Shares Outstanding

Only shareholders of record at the close of business on April 9, 2013, which is the record date (the “Record Date”) set by the board of directors, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements. At the close of business on the Record Date, 201,156,078 shares of WMIHC’s common stock were outstanding. For information regarding the ownership of WMIHC common stock by holders of more than five percent of the outstanding shares and by WMIHC’s directors and executive officers, see the “Security Ownership of Certain Beneficial Owners and Management” section of this proxy statement beginning on page 19 below.

Voting; Quorum; Vote Required

Each share of common stock outstanding on the Record Date is entitled to one vote per share at the Annual Meeting. Shareholders are not entitled to cumulate their votes. The presence, in person or by proxy, of the holders of a majority of WMIHC’s outstanding shares of common stock is necessary to constitute a quorum at the Annual Meeting.

The votes required to approve the proposals to be considered at the Annual Meeting are as follows:

Proposal 1—Election of Directors. The seven nominees for the board of directors receiving the highest number of affirmative votes cast at the meeting, in person or by proxy, will be elected as directors. Election of our board of directors is by a plurality of votes. You may vote “FOR” the nominees for election as directors, or you may “WITHHOLD” your vote with respect to one or more nominees. For purposes of determining whether a quorum exists for the meeting, if you return a proxy and withhold your vote from the election of all directors, your shares will be counted as present.

Proposal 2—Ratification of the Appointment of Independent Registered Public Accounting Firm. Ratification of the appointment of Burr Pilger Mayer, Inc., as our independent registered public accounting firm for the fiscal year ending December 31, 2013 requires the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal at the Annual Meeting. You may vote “FOR,” “AGAINST,” or “ABSTAIN” from the proposal to ratify the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

Proposal 3—Advisory Approval of Compensation of Named Executive Officers. Approval, on an advisory basis, of the compensation of WMIHC’s named executive officers requires the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal at the Annual Meeting. Although the board of directors will consider the outcome of the vote when making future decisions regarding the compensation of WMIHC’s named executive officers, the results of the vote are not binding on WMIHC. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on the proposal to approve, on an advisory basis, the compensation of WMIHC’s named executive officers.

Proposal 4—Advisory Approval of the Frequency of Future Advisory Votes on Named Executive Officer Compensation. For approval, on an advisory basis, of the proposal regarding the frequency of future advisory votes on named executive officer compensation, the alternative that receives the highest number of votes cast by shares present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal at the Annual Meeting will be the frequency approved by the shareholders. Although the board of directors will consider the advice of the shareholders in determining how frequently WMIHC will hold future advisory votes on named officer compensation, the results of the vote are not binding on WMIHC. The board of directors may decide that, after considering the results of this vote, it is in the best interest of WMIHC and its shareholders to hold an advisory vote on the compensation of our named executive officers more or less frequently than the frequency approved by our shareholders. You may vote “1 YEAR,” “2 YEARS,” “3 YEARS,” or “ABSTAIN” on the proposal regarding the frequency of future advisory votes on named executive officer compensation.

Effect of Abstentions

If you abstain from voting, your shares will be deemed present at the Annual Meeting for purposes of determining whether a quorum is present. Abstentions have no effect on Proposal 1, the election of directors, because directors are elected by a plurality of the votes cast. Abstentions also have no effect on Proposal 2, the ratification of the selection of our independent registered public accounting firm; Proposal 3, the advisory approval of WMIHC’s named executive officer compensation; or Proposal 4, the advisory approval of the frequency of future advisory votes on named executive compensation, because abstentions, in each case, will not be included in tabulations of the votes cast and shares entitled to vote for purposes of determining whether a proposal has been approved.

Effect of Broker Non-Votes

If a broker holds your shares in street name, you should instruct your broker how to vote. A broker non-vote occurs when a nominee holding shares for a beneficial owner returns a duly executed proxy that does not include any vote with respect to a particular proposal because the nominee did not have discretionary voting power with respect to the matter being considered and did not receive voting instructions from the beneficial owner. Only Proposal 2, the ratification of the selection of our independent registered public accounting firm, is considered a “discretionary” matter.

Broker non-votes are deemed present at the Annual Meeting for purposes of determining whether a quorum is present, but will have no effect on the outcome of any of the proposals on the ballot. Broker non-votes will have no effect on Proposal 1, the election of directors, because directors are elected by a plurality of the votes cast. Broker non-votes also will have no effect on Proposal 3, the advisory approval of WMIHC’s named executive officer compensation, and Proposal 4, the advisory approval of the frequency of future advisory votes on named executive officer compensation, because broker non-votes will not be included in tabulations of votes cast and shares entitled to vote for purposes of determining whether a proposal has been approved. Broker non-votes will have no effect on Proposal 2, ratification of the appointment of our independent registered public accounting firm, because brokers or nominees have discretionary authority to vote on this proposal.

We urge you to provide voting instructions to your broker on all voting items.

Costs of Solicitation

WMIHC will bear all costs and expenses associated with this solicitation. In addition to solicitation by mail, directors, officers, and employees of WMIHC may solicit proxies from shareholders, personally or by telephone, facsimile, or e-mail transmission, without receiving any additional remuneration. WMIHC has asked brokerage houses, nominees and other agents and fiduciaries to forward soliciting materials to beneficial owners of WMIHC’s common stock and will reimburse all such persons for their expenses.

Attendance at Meeting

Only shareholders of record or joint holders as of the close of business on the Record Date or a person holding a valid proxy for the Annual Meeting may attend the meeting. If you are not a shareholder of record but hold shares through a bank, broker or nominee (in street name), you should provide proof of beneficial ownership on the Record Date, such as a recent account statement or a copy of the voting instruction card provided by your bank, broker or nominee.

PROPOSAL 1

ELECTION OF DIRECTORS

Under that certain Seventh Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code, as amended, modified or supplemented (the “Bankruptcy Plan”), a new board of directors was established. As of the time the Bankruptcy Plan became effective, all former directors of WMI resigned as directors pursuant to the Bankruptcy Plan.

Since our emergence from Chapter 11 bankruptcy and as contemplated by the Bankruptcy Plan, our board consists of seven directors, all of whom commenced service as of March 19, 2012. The directors were selected by certain stakeholders involved in the Chapter 11 bankruptcy, including the Official Committee of Equity Security Holders (the “Equity Committee”) and creditor constituencies. Our newly established board of directors was approved by the bankruptcy court as part of confirming the Bankruptcy Plan.

All seven of our current directors, Michael Willingham, Eugene I. Davis, Diane B. Glossman, Timothy R. Graham, Mark E. Holliday, Michael Renoff and Steven D. Scheiwe, each of whom has served as a director of the Company since our emergence from Chapter 11 bankruptcy, have been nominated by the board of directors to stand for re-election as directors for an additional one year term to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified.

WMIHC’s Amended and Restated Articles of Incorporation (the “Articles”) and the Bylaws currently in effect provide that the number of directors that constitute the entire board will be seven (7). Under our Bylaws, one of our directors must be an “FA Director” for so long as that certain Financing Agreement, dated March 19, 2012, by and among WMIHC, the lenders from time to time party thereto, U.S. Bank National Association, as agent for lenders, and certain other parties thereto (the “Financing Agreement”), remains in effect. Mr. Davis was named as the FA Director and the board has nominated Mr. Davis to stand for re-election. Under our Bylaws, the board cannot nominate a successor to the FA Director or appoint to fill the vacancy of the FA Director without the written approval of the “Required Lenders” under the Financing Agreement.

If for any reason any of these nominees should become unavailable for election (an event the board does not anticipate), proxies will be voted for the election of such substitute nominee as the board in its discretion may recommend, subject to the provision of the Bylaws regarding the selection of a successor FA Director. Proxies cannot be voted for more than seven nominees. Directors are re-elected annually to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. If a vacancy occurs after the Annual Meeting, the board of directors may elect a replacement to serve for the remainder of the unexpired term, subject to the provision of the Bylaws regarding the filling of a vacancy of the FA Director.

WMIHC has adopted the independence standard of the NASDAQ listing standards for its definition of “independence.” The board of directors has determined that each current director (and nominee for director) is an “independent director” under Rule 5605(a)(2) of the NASDAQ listing standards. The Company does not have a website and is therefore disclosing its definition of “independence” in Appendix A to this proxy statement.

The board of directors recommends each of the following nominees for director:

MICHAEL WILLINGHAM, (age 42). Since June 2002, Mr. Willingham has been a principal at Willingham Services, which provides consulting advice for a diverse portfolio of clients and constituencies regarding strategic considerations involving complex litigation across a variety of industries, including energy, financial services and varying wholesale/retail products. Mr. Willingham became a director of WMIHC on March 19, 2012 as part of the Bankruptcy Plan. The board has nominated Mr. Willingham for election as a director because of his experience in recovering over $1 billion of value for shareholders, estates and creditors in various bankruptcy cases; negotiating complex financial instruments, including hedging derivatives and credit agreements; and providing consulting services regarding the Sarbanes-Oxley Act of 2002, internal controls and policies. Mr. Willingham is the Chairman of the Board and a member of the Audit Committee. Mr. Willingham is also a member of the Trust Advisory Board and Litigation Subcommittee of WMI Liquidating Trust.

EUGENE I. DAVIS, (age 58). Since 1997, Mr. Davis has served as Chairman and Chief Executive Officer of PIRINATE Consulting Group, LLC, a privately held consulting firm specializing in turnaround management, merger and acquisition consulting and hostile and friendly takeovers, proxy contests and strategic planning advisory services for domestic and international public and private business entities. Since forming PIRINATE in 1997, Mr. Davis has advised, managed, sold, liquidated and served as a Chief Executive Officer, Chief Restructuring Officer, Director, Committee Chairman and Chairman of the Board of a number of businesses operating in diverse sectors such as telecommunications, automotive, manufacturing, high-technology, medical technologies, metals, energy, financial services, consumer products and services, import-export, mining and transportation and logistics. Previously, Mr. Davis served as President, Vice Chairman and Director of Emerson Radio Corporation and Chief Executive Officer and Vice Chairman of Sport Supply Group, Inc. He began his career as an attorney and international negotiator with Exxon Corporation and Standard Oil Company (Indiana) and as a partner in two Texas-based law firms, where he specialized in corporate/securities law, international transactions and restructuring advisory. Mr. Davis holds a bachelor’s degree from Columbia College, a master of international affairs degree (MIA) in international law and organization from the School of International Affairs of Columbia University, and a Juris Doctorate from Columbia University School of Law. Mr. Davis is also a director of Atlas Air Worldwide Holdings, Inc., Global Power Equipment Group Inc., Spectrum Brands, Inc. and U.S. Concrete, Inc. He is also a director of ALST Casino Holdco, LLC and Lumenis Ltd., whose common stock is registered under the Exchange Act but does not publicly trade, and a director of Trump Entertainment Resorts, Inc. and Viskase, Inc., whose common stock is deregistered under the Exchange Act and is no longer publicly traded. During the past five years, Mr. Davis has also been a director of Ambassadors International, Inc., American Commercial Lines Inc., Delta Airlines, Foamex International Inc., Dex One Corp., Footstar, Inc., Granite Broadcasting Corporation, GSI Group, Inc., Ion Media Networks, Inc., Knology, Inc., Media General, Inc., Mosaid Technologies, Inc., Ogelbay Norton Company, Orchid Cellmark, Inc., PRG-Schultz International Inc., Roomstore, Inc., Rural/Metro Corp., SeraCare Life Sciences, Inc., Silicon Graphics International, Smurfit-Stone Container Corporation, Solutia Inc., Spansion, Inc., Tipperary Corporation and YRC Worldwide, Inc. Mr. Davis became one of our directors on March 19, 2012 and was selected as the FA Director as part of the Bankruptcy Plan. The board has nominated Mr. Davis since he is the FA Director and in addition, his broad experience as a director of other public companies, including his broad experience with acquisitions and finance, led the board of directors to conclude that he should continue as a member of the board of directors. Mr. Davis is Chair of the Corporate Strategy and Development Committee and a member of the Compensation Committee.

DIANE BETH GLOSSMAN, (age 57). Ms. Glossman has over 25 years of experience as an investment analyst and over a decade of governance experience on boards. Ms. Glossman currently serves on the board of directors of Ambac Assurance Company. She periodically performs consulting projects, primarily for various financial institutions. Previously, Ms. Glossman served on the board of directors of A.M. Todd Company from 1998 to July 2011, and as an independent trustee on State Street Global Advisors mutual fund board from October 2009 to April 2011. Ms. Glossman became a director of WMIHC on March 19, 2012 as part of the Bankruptcy Plan. The board has nominated Ms. Glossman for election as a director because of her experience as an investment analyst, reviewing and forecasting performance for companies in financial services. Ms. Glossman is a member of the Corporate Strategy and Development Committee.

TIMOTHY R. GRAHAM, (age 63). Mr. Graham is the principal at Brookwall, LLC, a privately held restructuring and business advisory firm, since May 2010. During the last five years, Mr. Graham has advised a number of institutional investors with respect to distressed investments relating primarily to monoline insurers, reinsurers and structured investments, served as a restructuring advisor at Triad Mortgage Guaranty Corporation, a mortgage insurance company, and served as President and Chief Restructuring Officer of LaSalle Re Limited, a Bermuda domiciled international catastrophe and casualty reinsurer which completed its successful runoff and closure in 2008. Mr. Graham’s prior experience includes acting as an executive and director of several publicly traded companies, a partner and general counsel of a fund focused on media, natural resource and retail investments and chief restructuring officer of several troubled insurance entities appointed to serve at the request of institutional creditors and with the consent of the primary regulators. Mr. Graham was general counsel of an international telecommunications and internet company with licensed operations throughout the United States and in 12 countries from 1994 to 2001. Mr. Graham began his career as an attorney and a member of several law firms where he focused on corporate transactions, creditor rights, general corporate governance, regulatory compliance and securities law issues. Mr. Graham has been a frequent lecturer on legal and business subjects including restructuring of regulated businesses, corporate governance, the cost effective management of external professionals, and has co-authored several books on foreign entities raising capital under United States securities laws. Mr. Graham became a director of WMIHC on March 19, 2012 and serves as Chair of the Compensation Committee. The board has nominated Mr. Graham for election as a director because of his experience with insurance companies including restructuring national and international insurance operations.

MARK E. HOLLIDAY, (age 45). Mr. Holliday is President of Goshawk Capital Corp., an investment firm which he founded in January 2009, and was a partner at Camden Asset Management, LP (“Camden”), a fund focused on convertible arbitrage, from 2003 to 2009. Prior to joining Camden, Mr. Holliday was a portfolio manager at Deephaven Capital Management, LLC from 2001 to 2002 and a principal at Heartland Capital Corp. from 1995 to 2000. Mr. Holliday has served as a director and audit committee chairman of FiberTower Corporation, a provider of backhaul transmission services to wireless carriers, since November 2008, and a director of Primus Telecommunications Group Inc., a provider of advanced communication solutions, since May 2011. Mr. Holliday formerly served as director and audit committee chairman of YRC Worldwide, Inc., a provider of transportation and global logistics services, from May 2010 to July 2011. Mr. Holliday formerly served as a director and audit committee chairman of Movie Gallery, Inc., which was the second largest video rental company in the United States, from May 2008 to November 2010, and served as chairman of the board of directors from February 2010 to November 2010, and as a director of Clear Choice Health Plans from January 2009 to June 2010. Mr. Holliday also previously served as director and audit committee chairman for Assisted Living Concepts, Inc., which operated, owned and leased assisted living residences, from 2002 until its acquisition in 2005, and was chairman of the board and a member of the audit committee for Reptron Electronics, Inc. from 2004 until new equity ownership in 2005. Mr. Holliday also was an audit committee member for Teletrac, Inc. from 1999 to 2001. Mr. Holliday earned a B.A. in economics from Northwestern University. The board has nominated Mr. Holliday for election as a director because of his broad experience in finance and as a director of other public companies and his qualification as an “audit committee financial expert.”

MICHAEL RENOFF, (age 38). Mr. Renoff has served as Senior Analyst of Old Bell Associates, LLC since 2008. Old Bell Associates, LLC is the investment manager to Scoggin Worldwide Distressed Fund LLC, which owns shares in WMIHC. In addition, Old Bell Associates, LLC has an investment management arrangement with Scoggin Capital Management II LLC and Scoggin International Fund Ltd., each of which own shares of WMIHC. Mr. Renoff became a director of WMIHC on March 19, 2012 as part of the Bankruptcy Plan and as part of the Stipulation (described immediately below under the “Director Relationships” section of this proxy statement on page 8 below). The board has nominated Mr. Renoff for election as a director because he is a chartered financial analyst and has over 15 years of investment experience in the financial services industry. Mr. Renoff is a member of the Corporate Strategy and Development Committee.

STEVEN D. SCHEIWE, (age 52). Since 2001 Mr. Scheiwe has been President of Ontrac Advisors, Inc., which offers analysis and management services to private equity groups, privately held companies and funds managing distressed corporate debt issues. Mr. Scheiwe also serves on the board of directors of FiberTower Corporation, Hancock Fabrics, Inc., Primus Telecommunications Group, Inc., Xstelos Holdings, Inc. and Myrexis, Inc. During the last five years he has also served on the board of directors of General Chemical Industrial Products, Inc., Friedman’s Inc., American Restaurant Group, Inc., Zemex Minerals Group, Inc., Footstar, Inc., Movie Gallery, Inc. and Inner City Media Corporation. Mr. Scheiwe became a director of WMIHC on March 19, 2012 as part of the Bankruptcy Plan. The board has nominated Mr. Scheiwe for election as a director based on his broad experience serving as a board member of public companies and his qualification as an “audit committee financial expert.” Mr. Scheiwe is a member of the Compensation Committee and Audit Committee.

Director Relationships

As discussed above, Mr. Davis was named as the “FA Director” as required by the Bankruptcy Plan and as contemplated by our Bylaws. Under the terms of our Bylaws, the board cannot nominate a successor to the FA Director or appoint to fill the vacancy of the FA Director, without the written approval of the “Required Lenders” under the Financing Agreement.

Pursuant to that certain “Stipulation and Agreement Among the Debtors, the TPS Group, the TPS Consortium, the Equity Committee, the Creditors’ Committee, and JPMorgan Chase Bank, N.A. with respect to the Debtors’ Seventh Amended Plan” dated February 16, 2012 and approved by the bankruptcy court (the “Stipulation”), the Equity Committee agreed to designate a representative of the TPS Funds (as that term is defined in the Stipulation) as one of its designees to the board of directors of the Company and Mr. Renoff was appointed to the board as the “TPS Director” in the Bylaws. Under the Stipulation and the Bylaws, there are no continuing obligations to appoint a TPS Director. Mr. Renoff is being nominated in 2013 based on his qualifications and as discussed above.

Mr. Willingham is a current member of the Trust Advisory Board and the Litigation Subcommittee of WMI Liquidating Trust (the “Trust”). Mr. Willingham was selected by the Trust’s Equity Committee to serve on the Litigation Subcommittee, which committee is responsible for the prosecution of certain claims by the Trust. The Trust is not considered an “affiliate” of the Company. However, according to the Form 10-K filed by the Trust on April 1, 2013: (a) the Trust currently holds an aggregate of $114.8 million of outstanding 13% Senior First Lien Notes Due 2030 and 13% Senior Second Lien Notes Due 2030 (collectively, the “Runoff Notes”), issued by the Company in connection with the Bankruptcy Plan, under an indenture dated as of March 19, 2012 between WMIHC and Wilmington Trust, National Association and an indenture dated as of March 19, 2012 between WMIHC and Law Debenture Trust Company of New York (collectively, the “Indentures”); (b) to avoid any potential conflict, the Trust’s governance procedures require Mr. Willingham to recuse himself from any decision of the Trust Advisory Board that relates to matters involving the Company; and (c) any applicable related party transactions that arise during the life of the Trust will be elevated to the Trust Advisory Board, as required, for further consideration.

The board of directors unanimously recommends that you vote FOR the election of each of the foregoing nominees for director.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Burr Pilger Mayer, Inc., as WMIHC’s independent registered public accounting firm for the fiscal year ending December 31, 2013. See the “Matters Relating to Our Auditors” section of this proxy statement beginning on page 29 below. Although the appointment of Burr Pilger Mayer, Inc. as WMIHC’s independent registered public accounting firm is not required to be submitted to a vote of the shareholders by WMIHC’s charter documents or applicable law, the board has decided to ask the shareholders to ratify the appointment. If the shareholders do not ratify the appointment of Burr Pilger Mayer, Inc., the board will ask the Audit Committee to reconsider its selection but there can be no assurance that a different selection will be made.

For more information regarding WMIHC’s independent registered public accounting firm, see the “Matters Related to Our Auditors” section of this proxy statement beginning on page 29 below.

The board of directors unanimously recommends that you vote FOR ratification of the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

PROPOSAL 3

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

We are asking shareholders to approve an advisory resolution on WMIHC’s named executive officer compensation as disclosed in this proxy statement. As described below in the “Executive Compensation—Compensation Discussion and Analysis” section of this proxy statement beginning on page 23 below, our Compensation Committee has structured our executive compensation program to attract and retain highly qualified executive officers. Our Compensation Committee and board of directors believe that the compensation policies and procedures articulated in the “Compensation Discussion and Analysis” section of this proxy statement are effective in achieving our goals.

We urge shareholders to read the “Executive Compensation” section of this proxy statement beginning on page 23 below, including the “Compensation Discussion and Analysis” that discusses our named executive compensation for fiscal 2012 in more detail, as well as the “2012 Summary Compensation Table” and other related compensation tables, notes and narrative, beginning on page 26 of this proxy statement, which provide detailed information on the compensation of our named executive officers.

In accordance with recently adopted Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a matter of good corporate governance, we are asking shareholders to approve the following resolution at the Annual Meeting:

RESOLVED, that the shareholders of WMI Holdings Corp. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Company’s 2013 Annual Meeting of Shareholders.

Although this proposal, commonly referred to as a “say-on-pay” vote, is an advisory vote that will not be binding on our board of directors or Compensation Committee, the board of directors and Compensation Committee will consider the results of this advisory vote when making future decisions regarding our named executive officer compensation programs.

The board of directors unanimously recommends that you vote FOR the approval, on an advisory basis, of the compensation of WMIHC’s named executive officers.

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON

NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are asking shareholders to vote on whether future advisory votes on named executive officer compensation of the nature reflected in Proposal 3 above should occur every year, every two years or every three years.

Our Compensation Committee and board of directors believe that conducting future say-on-pay advisory votes every year will provide shareholders with the optimal opportunity to evaluate the effectiveness of our named executive officer compensation program.

Please note that shareholders will not be voting to approve or disapprove the board of director’s recommendation that shareholders vote for future advisory votes on named executive officer compensation to be held every year. The proxy card provides shareholders with the opportunity to vote for one of four alternatives: holding future say-on-pay advisory votes every one year, every two years or every three years, or abstaining from the voting on this proposal.

Although this proposal to vote on the frequency of future say-on-pay votes is an advisory vote and will not be binding on WMIHC, we value the opinions of our shareholders and the Compensation Committee and board of directors will take into account the results of this advisory vote when considering how frequently to conduct future advisory votes on named executive officer compensation. In addition, the board of directors and the Compensation Committee may decide to conduct future say-on-pay advisory votes on more or a less frequent basis than recommended above or approved by WMIHC’s shareholders, and may decide to vary the frequency of future say-on-pay advisory votes, including based on factors such as discussions with our shareholders and material changes to our named executive officer compensation programs.

The board of directors unanimously recommends that you vote FOR a frequency of every 1 YEAR, on an advisory basis, for future advisory votes on named executive officer compensation.

COMMITTEES AND MEETINGS OF THE BOARD

During the fiscal year ended December 31, 2012, the board of directors held seven (7) meetings. The board of directors has established three standing committees, including an Audit Committee, a Compensation Committee and a Corporate Strategy and Development Committee. Each director attended at least 75% of the total number of meetings held by the board of directors and the board committees on which he or she served during fiscal 2012.

Although the board has not adopted a policy with respect to board member attendance at annual shareholder meetings, the board strongly encourages all directors to make attendance at the Annual Meeting a priority. Due to our involvement in Chapter 11 bankruptcy, WMI has not held an annual meeting of shareholders since 2008.

Audit Committee

WMIHC has a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is governed by a written charter, a copy of which is attached as Appendix B to this proxy statement. The Audit Committee held six (6) meetings during the fiscal year ended December 31, 2012.

Mark E. Holliday (Chair), Steven D. Scheiwe and Michael Willingham, each of whom meets the financial literacy and independence requirements for audit committee membership specified in the NASDAQ listing standards and rules adopted by the Securities and Exchange Commission (the “SEC”), are the current members of the Audit Committee. The board of directors has determined that each member is qualified to be an “audit committee financial expert” as defined in the SEC’s rules.

The Audit Committee’s duties and responsibilities include: (a) selection, retention, compensation, evaluation, replacement and oversight of WMIHC’s independent registered public accounting firm, including resolution of disagreements between management and the independent auditors regarding financial reporting; (b) establishment of policies and procedures for the review and pre-approval of all audit services and permissible non-audit services to be performed by WMIHC’s independent registered public accounting firm; (c) review and discuss with management and the independent auditors, the annual audited financial statements (including the report of the independent auditor thereon) or quarterly unaudited financial statements contained in WMIHC’s periodic reports with the SEC; (d) obtain and review a report from the independent registered public accounting firm describing WMIHC’s internal quality control procedures; (e) periodic assessment of WMIHC’s accounting practices and policies and risk and risk management; (f) review policies and procedures with respect to transactions between WMIHC and related-persons and review and approve those related-person transactions that would be disclosed pursuant to SEC Regulation S-K, Item 404; (g) establishment of procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters, in each case, pursuant to and to the extent required by laws, rules and regulations applicable to WMIHC; and (h) oversight of the Code of Ethics for senior financial officers and development and monitoring of compliance with the code of conduct applicable to the WMIHC’s directors, officers and employees, in each case, pursuant to and to the extent required by laws, rules and regulations applicable to WMIHC.

Compensation Committee

The members of the Compensation Committee are Timothy R. Graham (Chair), Eugene I. Davis and Steven D. Scheiwe, each of whom is an “independent director” as defined in Rule 5605(a)(2) of the NASDAQ listing standards. The Compensation Committee is governed by a written charter, a copy of which is attached as Appendix C to this proxy statement. During the fiscal year ended December 31, 2012, the Compensation Committee held four (4) meetings.

Responsibilities and Processes of Compensation Committee. The board of directors has delegated to the Compensation Committee responsibility for considering and approving the compensation programs and awards for all of WMIHC’s executive officers, including the named executive officers identified in the 2012 Summary Compensation Table on page 26 below who commenced service on or after March 19, 2012. The Compensation Committee consists entirely of independent, non-employee directors. The Compensation Committee is responsible for: (a) reviewing WMIHC’s overall compensation philosophy and related compensation and benefit policies, programs and practices; (b) reviewing and approving goals and objectives relevant to compensation of the Chief Executive Officer, the Chief Financial Officer and other executive officers; (c) reviewing and recommending equity compensation plans; (d) overseeing and reviewing the non-employee director compensation program; (e) reviewing and discussing with WMIHC’s management the compensation discussion and analysis, if required by the Exchange Act and recommending to the board of directors, if appropriate, for inclusion in WMIHC’s proxy statement; and (f) monitoring compliance with applicable laws governing executive compensation.

Engagement of Independent Consultant. During 2012, the Compensation Committee engaged the services of Towers Watson, an independent consultant, to assist in designing WMIHC’s director compensation program to meet our goals and objectives. Towers Watson was instructed and directed to provide reports, updates and related advice to the committee regarding the compensation paid to directors at similar companies who hold positions similar to those of our directors. Towers Watson also advised on structuring the equity compensation component of directors’ compensation and appropriate measures for determining the stock’s fair market value for purposes of determining the number of restricted shares to grant to the directors. The fees paid and equity granted to non-employee directors for fiscal 2012, were recommended to the Compensation Committee by Towers Watson, approved and recommended to the board by the Compensation Committee and approved by the board of directors.

Role of Executive Officers. WMIHC has two executive officers: (a) Charles Edward Smith, its President, Interim Chief Executive Officer, Interim Chief Legal Officer and Secretary; and (b) Timothy F. Jaeger, its Interim Chief Financial Officer and Interim Chief Accounting Officer. In addition, Mr. Smith is an employee and General Counsel of the Trust.

Mr. Smith provides services to WMIHC under the Transition Services Agreement, dated March 23, 2012, by and between WMIHC and the Trust (as amended, the “Transition Services Agreement”), under which Mr. Smith provides certain designated services to the Company. Under the Transition Services Agreement, each party has agreed to make available to the other party certain services and employees as described therein. Pursuant to the Transition Services Agreement, we have agreed to reimburse the Trust at a fixed rate per hour in exchange for Mr. Smith’s services as an executive of WMIHC. Mr. Jaeger provides services to the Company under an Engagement Agreement, effective May 28, 2012, entered into by and between WMIHC and CXO Consulting Group, LLC (as amended, the “Engagement Agreement”), under which Mr. Jaeger acts as Interim Chief Accounting Officer and Interim Chief Financial Officer to WMIHC.

Subject to the terms of those agreements, the executive officers are elected by and serve at the discretion of WMIHC’s board of directors. Mr. Smith on behalf of the Trust, and Mr. Jaeger on behalf of CXO Consulting Group, LLC, negotiated their respective reimbursement or compensation arrangements (as the case may be) with the Chairman of the Board and were approved by the board and the Compensation Committee. Neither Mr. Smith nor Mr. Jaeger was present at the Compensation Committee’s deliberations or approval of their respective reimbursement or compensation agreements.

Mr. Smith was present during the Compensation Committee’s deliberations and approval process regarding compensation of non-employee directors.

Corporate Strategy and Development Committee

The members of the Corporate Strategy and Development Committee (“CS&D Committee”) are Eugene I. Davis (Chair), Diane B. Glossman and Michael Renoff, each of whom is an “independent director” as defined in Rule 5605(a)(2) of the NASDAQ listing standards. The CS&D Committee is governed by a written charter. The purpose of the CS&D Committee is to support the board of directors with the identification, review and assessment of potential acquisitions and strategic or business investment opportunities. During the fiscal year ended December 31, 2012, the CS&D Committee held eight (8) meetings and is actively engaged in pursuing acquisition opportunities for the Company.

Upon the recommendation of the CS&D Committee, the Company retained Blackstone Advisory Partners L.P. to assist WMIHC in developing our acquisition strategy and to provide financial advisory services in connection with potential transactions. Under the terms of the agreement, Blackstone Advisory Partners L.P. is working with us to consider potential mergers, acquisitions or business combinations and is assisting us with developing an acquisition strategy, identifying and evaluating strategic opportunities, collecting and analyzing information regarding potential target companies, determining the valuation of potential target companies and advising on capital-raising, if needed, to fund our external growth strategy. In connection with the foregoing, we may explore various financing alternatives to fund our external growth strategy, which may result in changes to our capital structure, including financing alternatives such as increasing, reducing and/or refinancing debt; pursuing capital raising activities, such as the issuance of new preferred or common equity and/or a rights offering to our existing shareholders; launching an exchange offer; and pursuing other transactions involving our outstanding securities. There can be no assurance that any transaction will occur or if so, on what terms.

Nominating Function

The board of directors has no standing nominating committee nor does it have a committee performing similar functions. Furthermore, it has no nominating committee charter. Since WMIHC recently emerged from bankruptcy, the board of directors has determined that it is more efficient and cost effective for the entire board of directors to consider nominees for director instead of a separate nominating committee. The board of directors will evaluate, from time to time, the desirability of a separate nominating committee, and will establish a committee if it deems that doing so would benefit WMIHC. The board of directors has determined that each of the directors standing for reelection is independent as defined in Rule 5605(a)(2) of the NASDAQ listing standards.

The entire board of directors is responsible for identifying individuals qualified to become directors of WMIHC, recommending to the board of directors candidates for election, and recommending individuals to serve on each board committee. It is also responsible for addressing and approving board organizational issues, governance guidelines, committee structure and membership, and succession planning for WMIHC’s chief executive officer position.

With the exception of the FA Director requirements set out in the Bylaws, the board has not adopted any specific, minimum qualifications for director candidates. In evaluating potential director nominees, the board will take into account all factors that it considers appropriate, including strength of character, maturity of judgment, career specialization, relevant technical skills, financial acumen, diversity of viewpoints, industry knowledge, and the highest personal and professional ethics, integrity and sound business judgment.

In determining whether to recommend nomination of current directors for re-election, the board performed a board self-assessment evaluation. Non-employee directors are generally expected to retire upon reaching age 75 or completing ten years of service, whichever is later.

When the board is required to identify new director candidates because of a vacancy or a desire to expand the board, the board will poll current directors for suggested candidates. The board has the authority to hire a third party search firm if it deems such action to be appropriate. Once potential candidates are identified, the board will conduct interviews with the candidates and perform such investigations into the candidates’ background as the board deems appropriate.

Formal nomination of candidates by shareholders requires compliance with Section 2.13 of our Bylaws. Shareholders wishing to suggest a candidate to the board should do so by nominating the person in accordance with the procedures set forth in Section 2.13 of our Bylaws, including sending the candidate’s name, biographical information, and qualifications to the Secretary of the Company at WMI Holdings Corp., 1201 Third Avenue, Suite 3000, Seattle, Washington 98101. Candidates suggested by shareholders will be evaluated by the same criteria and process as candidates from other sources.

Committee Membership at April 15, 2013

Name	Audit Committee	Compensation Committee	Corporate Strategy & Development Committee
Michael Willingham	Member	—	—
Eugene I. Davis	—	Member	Chair
Diane B. Glossman	—	—	Member
Timothy R. Graham	—	Chair	—
Mark E. Holliday	Chair	—	—
Michael Renoff	—	—	Member
Steven D. Scheiwe	Member	Member	—

RISK MANAGEMENT

WMIHC has developed and maintains processes to manage risk in its operations. The board of director’s role in risk management is primarily one of oversight, with day-to-day responsibility for risk management implemented by the management team. The board of directors executes its oversight role directly and through its various committees. The Audit Committee has principal responsibility for implementing the board of director’s risk management oversight role. The Audit Committee is also responsible for reviewing conflict of interest transactions and handling complaints about accounting and auditing matters and violations of WMIHC’s Code of Conduct and Code of Ethics. Any waivers of the codes for executive officers and directors must be submitted to the Chair of the Audit Committee and may be made only by the board. The Audit Committee monitors certain key risks, such as risk associated with internal control over financial reporting, liquidity risk and risks associated with potential business acquisitions, in addition to assessing the risks in proposed financing or investments of the Company. The Compensation Committee assesses risks created by the incentives inherent in WMIHC’s compensation policies. Finally, the full board of directors reviews strategic and operational risk in the context of reports from the management team and the board committees.

LEADERSHIP STRUCTURE

Since our emergence from Chapter 11 bankruptcy, the positions of Chairman of the Board and Chief Executive Officer have been held by two different individuals. The board has determined that Mr. Willingham, who is presently serving as Chairman of the Board, is independent under NASDAQ listing standards. The board believes that this structure is appropriate for the Company at this time. Each of WMIHC’s board committees is made up solely of independent directors and sets its own agenda. The independent directors also meet in executive session on a regular basis without management present.

CODE OF ETHICS

WMIHC has adopted a Code of Ethics for senior financial officers, which is applicable to its chief executive officer, president, principal financial officer, and principal accounting officer. The Code of Ethics focuses on honest and ethical conduct, the adequacy of disclosure in WMIHC’s financial reports, and compliance with applicable laws and regulations. The Code of Ethics is available as Exhibit 14 to WMIHC’s Annual Report on Form 10-K and is administered by the Audit Committee.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

Communications by shareholders to the board of directors should be sent to the attention of the Chairman of the Board, in care of Charles Edward Smith, Interim Chief Executive Officer, WMI Holdings Corp., 1201 Third Avenue, Suite 3000, Seattle, Washington 98101. Such communications will be forwarded unopened to the individual serving as Chairman of the Board, who will be responsible for responding to or forwarding such communications as appropriate, including communications directed to individual directors or board committees. Communications will not be forwarded if the Chairman of the Board determines that they do not appear to be within the scope of the board’s (or such other intended recipient’s) responsibilities or are otherwise inappropriate or frivolous.

DIRECTOR COMPENSATION FOR FISCAL 2012

2012 Director Compensation Table

The following table summarizes compensation paid to non-employee directors for services during the fiscal year ended December 31, 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)	Total ($)
Michael Willingham(1)	125,333	78,630	203,963
Eugene I. Davis(1)	101,833	78,630	180,463
Diane B. Glossman(1)	86,167	78,630	164,797
Timothy R. Graham(1)	95,958	78,630	174,588
Mark E. Holliday(1)	97,917	78,630	176,547
Michael Renoff(1)	86,167	78,630	164,797
Steve D. Scheiwe(1)	90,083	78,630	168,713
Alan Fishman(2)	18,750	0	18,750
Stephen Frank(2)	31,250	0	31,250
Phillip Matthews(2)	12,500	0	12,500
Michael K. Murphy(2)	12,500	0	12,500
Regina T. Montoya(2)	12,500	0	12,500
Margaret Osmer McQuade(2)	18,750	0	18,750
William G. Reed, Jr.(2)	12,500	0	12,500
Orin Smith(2)	12,500	0	12,500
James H. Stever(2)	18,750	0	18,750

(1)	Current directors whose service commenced after our emergence from Chapter 11 bankruptcy on March 19, 2012.

(2)	Former directors who served prior to our emergence from Chapter 11 bankruptcy on March 19, 2012.

(3)	Each director received a grant of restricted stock on October 18, 2012, with each such grant having a fair market value of $78,630 as of the grant date.

Narrative to Director Compensation Table

Pre-Emergence Director Compensation

With respect to those directors who served during fiscal year 2012 and resigned on the date of our emergence from Chapter 11 bankruptcy in accordance with the Bankruptcy Plan (the “Pre-Emergence Directors”), such directors received a monthly cash payment of $5,000 during the post-petition term of their service. In addition, Mr. Frank, as Chairman, received an additional $7,500 per month. Messrs. Fishman and Stever and Mrs. McQuade received an additional $2,500 per month for serving on WMI’s Operations Committee; Mr. Frank did not accept any additional compensation for his service on WMI’s Operations Committee. The monthly payments were prorated for the month of March to reflect partial service on account of our emergence from Chapter 11 bankruptcy on March 19, 2012. The Pre-Emergence Directors also were entitled to reimbursement for expenses they incurred for serving on the board. During the pendency of the Company’s Chapter 11 bankruptcy, except as disclosed above, these Pre-Emergence Directors did not receive any other bonus payments, equity awards or any other compensation in any form.

Post-Emergence Director Compensation

In establishing compensation for non-employee directors for service during fiscal 2012 and commencing after our emergence from Chapter 11 bankruptcy (the “Post-Emergence Directors”), the Compensation Committee and our board considered recommendations of an independent compensation consultant and reviewed information provided by the consultant, including information regarding compensation paid to directors of similar companies collected by the compensation consultant and derived from other sources. Director compensation has three components: (1) annual cash retainer for board service; (2) annual cash retainers based on committee chair positions and committee membership; and (3) annual restricted stock grants. The annual cash retainer for board service was $100,000. Annual retainers for committee or chair service include: (i) $10,000 for each non-Chair member of the Audit Committee; (ii) $10,000 for each non-Chair member of the Corporate Strategy and Development Committee; (iii) $5,000 for each non-Chair member of the Compensation Committee; (iv) $50,000 for being Chairman of the Board; (v) $25,000 for the Audit Committee Chair; (vi) $25,000 for the Corporate Strategy and Development Committee Chair; and (vii) $12,500 for the Compensation Committee Chair. All retainers for fiscal 2012 for Post-Emergence Directors were prorated based on the board service commencement date of March 19, 2012. All retainers were paid in quarterly installments, in advance, on the last day of the prior quarter. WMIHC also reimburses directors for their travel expenses for each meeting attended in person; however, reimbursement amounts are not included in the totals above.

Each Post-Emergence Director also received an annual restricted stock grant issued pursuant to the Company’s 2012 Long-Term Incentive Plan (the “Plan”). The value of the restricted stock grant was based on an annual value of $100,000, prorated for 2012 based on the board service commencement date of March 19, 2012, resulting in a grant date fair value of $78,630. The number of shares in the grant is based on the fair market value of the Company’s common stock as of the grant date. The board determined that the fair market value should be determined based on the trading of the Company’s stock on the OTC Market. The trading closing value as of the grant date of October 18, 2012 was $0.4761 per share, resulting in a grant of 165,154 shares per director. The restricted stock grant vests in three equal installments on March 19 of each year over a three year period, subject to continued service as a director through the vesting dates. The 2012 restricted stock grant will be fully vested on March 19, 2015. The shares also immediately vest in the event of a “Change of Control,” as defined in the Plan. Directors are subject to stock ownership guidelines that require that the director must at all times during service on the board hold shares of the WMIHC’s stock equal to 50% of the aggregate number of shares awarded to the director as director compensation and that have vested. To monitor the guideline, board members are not permitted to sell shares without Compensation Committee approval.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Ownership Table

The following table sets forth as of April 9, 2013, certain information regarding the beneficial ownership of WMIHC common stock by each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of WMIHC’s outstanding shares of common stock.

Name and Address	Shares Beneficially Owned
	Total(1)	Percent of Class(1)

Greater Than 5% Owners
Appaloosa Partners Inc.(2) 51 John F. Kennedy Parkway Short Hills, New Jersey 07078	17,029,994	8.5%

Greywolf Capital Management LP(3) 4 Manhattanville Road Suite 201 Purchase, NY 10577	14,938,315	7.4%

(1)	All percentages have been calculated based on 201,156,078 shares of WMIHC’s common stock issued and outstanding as of April 9, 2013.

(2)	This information as to beneficial ownership is based on a Schedule 13G filed by Appaloosa Partners Inc. with the SEC on February 14, 2013. The Schedule 13G was filed by and on behalf of Appaloosa Investment Limited Partnership I (“AILP”), Palomino Fund Ltd. (“Palomino”), Thoroughbred Fund L.P. (“TFLP”), Thoroughbred Master Ltd. (“TML”), Appaloosa Management L.P. (“AMLP”), Appaloosa Partners Inc. (“API”) and David A. Tepper (“Mr. Tepper”). Mr. Tepper is the sole stockholder and the President of API. API is the general partner of, and Mr. Tepper owns a majority of the limited partnership interest in, AMLP. AMLP is the general partner of AILP and TFLP, and acts as investment advisor to Palomino and TML. According to the Schedule 13G: (a) AILP is the beneficial owner of 4,439,185 shares of our common stock, to which it has shared voting and dispositive power; (b) Palomino is the beneficial owner of 6,662,182 shares of our common stock, to which it has shared voting and dispositive power; (c) TFLP is the beneficial owner of 2,946,035 shares of our common stock, to which it has shared voting and dispositive power; (d) TML is the beneficial owner 2,982,592 shares of our common stock, to which it has shared voting and dispositive power (e) AMLP is the beneficial owner of 17,029,994 shares of our common stock, to which it has shared voting and dispositive power; (f) API is the beneficial owner of 17,029,994 shares of our common stock, to which it has shared voting and dispositive power; and (g) Mr. Tepper is the beneficial owner of 17,029,994 shares of our common stock, to which he has shared voting and dispositive power.

(3)	This information as to beneficial ownership is based on a Schedule 13G/A filed by Greywolf Capital Management LP on February 14, 2013. The Schedule 13G/A was filed by and on behalf of Greywolf Capital Partners II LP (“Greywolf Capital II”), Greywolf Capital Overseas Master Fund (“Greywolf Master Overseas”), Greywolf Capital Overseas Fund II (“Greywolf Overseas Fund II”), Greywolf Structured Products Master fund, Ltd. (“Greywolf Structured Products”), Greywolf Opportunities Fund II, LP (“Greywolf Opportunities II”), Greywolf Advisors LLC (“Greywolf Advisors”), Greywolf Capital Management LP (“Greywolf Management”), Greywolf GP LLC (“Greywolf GP”), and Jonathan Savitz (“Mr. Savitz”). According to the Schedule 13G/A: (a) Greywolf Capital II is the beneficial owner of 3,718,988 shares of our common stock, to which it has shared voting and dispositive power; (b) Greywolf Master Overseas is the beneficial owner of 3,720,163 shares of our common stock, to which it has shared voting and dispositive power; (c) Greywolf Overseas Fund II is the beneficial owner of 1,321,285 shares of our common stock, to which it has shared voting and dispositive power; (d) Greywolf Structured Products is the beneficial owner of 2,826,443 shares of our common stock, to which it has shared voting and dispositive power; (e) Greywolf Opportunities II is the beneficial owner of 3,351,436 shares of our common stock, to which it has shared voting and dispositive power; (f) Greywolf Advisors is the beneficial owner of 3,718,988 shares of our common stock, to which it has shared voting and dispositive power; (g) Greywolf Management is the beneficial owner of 14,938,315 shares of our common stock, to which it has shared voting and dispositive power; (h) Greywolf GP is the beneficial owner of 14,938,315 shares of our common stock, to which it has shared voting and dispositive power; and (i) Mr. Savitz is the beneficial owner of 14,938,315 shares of our common stock, to which it has shared voting and dispositive power.

The following table sets forth as of April 9, 2013, certain information regarding the beneficial ownership of WMIHC common stock by: (a) each current director and nominee for election as director of WMIHC; (b) each “named executive officer” in the 2012 Summary Compensation Table on page 26 below; and (c) all current directors and executive officers of WMIHC as a group.

Upon our emergence from Chapter 11 bankruptcy on March 19, 2012, all outstanding shares of the old common stock, including all equity awards that were issued and/or traded under the trading symbols “WM” or “WAMUQ” were cancelled pursuant to the Bankruptcy Plan. As a result, our executive officers are not currently beneficial owners of the common stock. The business address for each of our directors and/or named executive officers listed below is 1201 Third Avenue, Suite 3000, Seattle, Washington 98101.

Name	Shares Beneficially Owned
	Total(1)	Percent of Class(1)

Directors and Nominees
Michael Willingham	199,657	*
Eugene I. Davis	165,154	*
Diane B. Glossman	165,154	*
Timothy R. Graham	165,154	*
Mark E. Holliday	165,154	*
Michael Renoff	165,154	*
Steven D. Scheiwe	165,154	*

Named Executive Officers
Charles Edward Smith(2)	-0-	0%
Alan Fishman(3)	-0-	0%
Timothy F. Jaeger(2)	-0-	0%
John Maciel(3)	-0-	0%
Robert Williams(3)	-0-	0%
William Kosturos(3)(4)	-0-	0%
Current Executive Officers and Directors as a Group (9 persons)	1,190,581	1%

*	Less than one percent.

(1)	Unless otherwise indicated, each person has sole voting and dispositive power over the shares listed opposite his or her name. All percentages have been calculated based on 201,156,078 shares of WMIHC’s common stock issued and outstanding as of April 9, 2013.

(2)	WMIHC executive officer after our emergence from Chapter 11 bankruptcy.

(3)	WMI executive officer prior to our emergence from Chapter 11 bankruptcy. Share ownership information is based on written confirmation with each of the persons as of April 9, 2013 and does not include any shares which may be allocated from the Disputed Equity Escrow (described in footnote (4)).

(4)	In connection with the Chapter 11 bankruptcy, a disputed equity escrow (the “Disputed Equity Escrow”) was established pursuant to the Bankruptcy Plan. As of December 31, 2012, a total of 4.3 million shares of our common stock were held in the Disputed Equity Escrow. Mr. Kosturos, as liquidating trustee, is the escrow agent for the Disputed Equity Escrow; however, in accordance with the Bankruptcy Plan, the liquidating trustee does not have a pecuniary interest in, or investment control over, the shares of common stock held in the Disputed Equity Escrow. Consequently, these shares are not deemed to be beneficially owned by Mr. Kosturos or the Trust.

Change in Control of the Company

On March 19, 2012, all common equity interests and preferred equity interests of the Company were cancelled and extinguished and a total of 200,000,000 shares of the Company’s common stock were issued pursuant to the Bankruptcy Plan to: (a) holders of certain allowed claims against, or former equity interests in, the Debtors (as defined in the Bankruptcy Plan); and (b) the disputed claims reserve that is administered by the liquidating trustee pursuant to the terms of the Bankruptcy Plan. In addition, as of the time the Bankruptcy Plan became effective, all directors and officers resigned pursuant to the Bankruptcy Plan and new directors and certain new officers and directors were appointed as discussed above.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires WMIHC’s directors and officers and persons who beneficially own more than 10% of the outstanding shares of WMIHC’s common stock (“10% shareholders”) to file with the SEC initial reports of beneficial ownership (Form 3s) and reports of changes in beneficial ownership (Forms 4 and 5) of such shares. To WMIHC’s knowledge, based solely upon a review of the copies of Forms 3, 4, and 5 (and amendments thereto) furnished to WMIHC or otherwise in its files or publicly available, all of WMIHC’s officers, directors, and 10% shareholders complied in a timely manner with all applicable Section 16(a) filing requirements since March 19, 2012, except as follows: Timothy Jaeger, an executive officer, was late in filing a Form 3.

EXECUTIVE OFFICERS

The names, ages, positions and backgrounds of WMIHC’s current executive officers:

Name	Age	Position Held Since	Current Position(s) with WMIHC and Background
Charles Edward Smith	43	March 19, 2012	Mr. Smith has served as President, Interim Chief Executive Officer, Interim Chief Legal Officer and Secretary of the Company since March 19, 2012. In addition, since March 19, 2012, Mr. Smith has served as the General Counsel, Vice President and Secretary of the Trust. From November 2008 to March 2012, Mr. Smith served as General Counsel, Executive Vice President and Secretary of WMIHC’s predecessor WMI, including during the significant portion of its Chapter 11 bankruptcy. Prior to that, he briefly served as First Vice President and Assistant General Counsel (Team Lead-Corporate Finance) for the financial institution JPMorgan Chase Bank, N.A. from September 2008 to November 2008. From November 2002 to September 2008, Mr. Smith was First Vice President and Assistant General Counsel (Team Lead-Corporate Finance) for Washington Mutual, where he led a team of lawyers who supported Washington Mutual’s capital, liquidity, mergers and acquisitions and structured finance activities.

Timothy F. Jaeger	54	May 28, 2012	Mr. Jaeger has served as Interim Chief Financial Officer since June 25, 2012 and Interim Chief Accounting Officer since May 28, 2012. Mr. Jaeger is a Certified Public Accountant with over 25 years of accounting experience. Most recently, from December 2006 to March 2012, Mr. Jaeger served as Senior Vice President-Chief Accounting Officer/CFO of Macquarie AirFinance, Ltd., a global aviation lessor providing aircraft and capital to the world’s airlines. From November 2006 to December 2009, Mr. Jaeger was a partner of Tatum Partners, LLC, an executive services and consulting firm in the United States.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This compensation discussion and analysis discusses the principles underlying our executive compensation program and the important factors relevant to the analysis of the compensation of our executive officers in 2012 following our emergence from Chapter 11 bankruptcy on March 19, 2012 (the “Emergence Date”). Our Interim Chief Executive Officer and Interim Chief Financial Officer, the individuals who commence service on behalf of WMIHC on or after the Emergence Date, are referred to as our “Named Executive Officers”. All other “named executive officers” on the 2012 Summary Compensation Table on page 26 below were officers of WMI prior to the Emergence Date (and not WMIHC), and the compensation reflected on the 2012 Summary Compensation Table for such other named executive officers was approved by WMI’s board of directors, and reflects compensation paid for services rendered, prior to the Emergence Date. Such compensation was not approved or reviewed by the Compensation Committee or our current board of directors.

Compensation Objectives and Philosophy

Due to the nature of the Company’s business transition and emergence from Chapter 11 bankruptcy, the primary objectives of the 2012 executive compensation programs established by the Compensation Committee were to retain executive officers and employees capable of: (a) ensuring the Company’s compliance, including with respect to the Indentures and the Financing Agreement; (b) operating the Company’s reinsurance subsidiary, WM Mortgage Reinsurance Company, Inc., in runoff mode; and (c) complying with the periodic disclosure and other obligations of a publicly traded company. Although requested to provide assistance as required, our executive officers are not primarily responsible for the Company’s primary business objective of identifying and assessing potential acquisitions and developing business investment opportunities as that responsibility rests with the board and its Corporate Strategy and Development Committee. As such, during this transition period, the compensation objectives did not include providing compensation incentives for achieving performance objectives. To achieve the objectives of attracting and retaining suitable executive officers, the 2012 executive compensation philosophy was comprised of the following key principles:

•	Establish executive compensation appropriate for the varying degrees of executive responsibility, accountability and impact on the Company’s business.

•

Ensure compensation is reasonably competitive relative to similarly sized companies, taking into account that our only operating business is WM Mortgage Reinsurance Company, Inc., which is being operated in runoff mode.

•	Ensure a flexible compensation structure to facilitate acquisitions or restructurings and the hiring of permanent officers, including a chief executive officer and chief financial officer.

Business Context for Compensation Decisions

The 2012 compensation program for Named Executive Officers was influenced by the desire to retain interim executives providing services on an independent contractor basis, which the board believes will facilitate the Company’s ability to transition to the appropriate permanent executive officers as the Company determines its future business strategy. The board determined that given their background experience, Messrs. Smith and Jaeger were appropriately positioned for their respective interim roles for purposes of maintaining operational stability and continuity while the board makes progress on positioning the Company for future growth. The board also determined that these executive officers would be most cost-effectively employed through the independent contractor structure, rather than a full time employment position. In addition, the Company has two employees that are subject to employment agreements, but are not executive officers.

The discussion that follows elaborates on the decision-making process governing the compensation of our Named Executive Officers, our compensation philosophy, and the specific elements of compensation paid to our Named Executive Officers in 2012.

Role of the Compensation Committee

The Compensation Committee of the board of directors is responsible for the oversight of our executive compensation program. Each director who served on the Compensation Committee in 2012 was, and each current member of the Compensation Committee is, a non-employee director within the meaning of SEC Rule 16b-3, an outside director within the meaning of IRC Section 162(m) of the Internal Revenue Code of 1986, as amended, and an independent director under NASDAQ listing standards. The Compensation Committee’s purpose is to discharge the board’s responsibilities relating to compensation of our executive officers and to adopt policies that govern our compensation and benefit programs in a manner that supports both our short and long term business strategies. The Compensation Committee has overall responsibility for approving and evaluating our executive officer compensation plans, policies and programs. The Compensation Committee may delegate authority to subcommittees, retain or terminate compensation consultants and obtain advice and assistance from internal or external legal, accounting or other advisers.

Role of Compensation Committee Consultants in Compensation Decisions

Under its charter, the Compensation Committee may periodically engage independent compensation consultants to provide assistance and advice as it discharges its responsibilities under its written charter. The duties of compensation consultants engaged by the Compensation Committee may include periodically reviewing the Company’s compensation programs to confirm that they are consistent with the executive compensation philosophy and objectives established by the Compensation Committee. Compensation consultants may also advise the Compensation Committee on emerging trends and issues related to the compensation of executive officers and directors and provide recommendations on the appropriate composition of peer group and market data sources to be used by the Compensation Committee as reference points for executive compensation decisions.

In 2012, the Compensation Committee retained Towers Watson as its independent third party consultant to provide advice and recommendations in connection with the establishment of appropriate compensation of our directors. Towers Watson did not advise the committee with respect to executive compensation. Towers Watson provides no other services to the Company and has no prior relationship with any of the named executive officers. The Compensation Committee has verified that the compensation consultant does not have any business or personal relationships with any Committee members or with Company management and that the compensation consultant does not own any Company stock.

Elements of Compensation

Since our emergence from Chapter 11 bankruptcy, the only element of compensation for our Named Executive Officers is cash compensation paid for services provided to WMIHC by each of these individuals pursuant to the Transition Services Agreement, in the case of Mr. Smith, and the Engagement Agreement, in the case of Mr. Jaeger. Messrs. Smith and Jaeger negotiated their respective compensation arrangements with WMIHC. The terms of both those agreements were negotiated and reviewed by the board of directors and the Compensation Committee. The compensation arrangements contained therein were considered to be adequate for purposes of supporting the current goals and objectives of the Company.

The cash compensation compensates the executive officers for services rendered in fulfilling their day-to-day roles and responsibilities needed to run the business as it currently exists. The amount of cash compensation for Named Executive Officers was determined for each interim executive based on position, responsibility, and experience (including, in the case of Mr. Smith, familiarity with the Company’s past and current operations). Given the interim nature of the engagements and the simplicity of the compensation structure, as well as the dearth of similarly situated companies, the Compensation Committee did not conduct a specific analysis of compensation of executives at peer companies; however, based on the experience of the board members and the Compensation Committee members, the Compensation Committee determined that the cash compensation level was appropriate under our circumstances.

Since emerging from Chapter 11 bankruptcy, because of the interim nature of the executive positions, our Named Executive Officers were not provided with any performance-based cash incentive compensation, discretionary cash bonus awards, retention arrangements, equity incentive compensation, benefits, perquisites, severance or change in control benefits.

Compensation of the Chief Executive Officer

Two individuals served in the role of Chief Executive Officer in 2012. Mr. Alan Fishman served as Chief Executive Officer until the Emergence Date and Mr. Smith has served as Interim Chief Executive Officer thereafter. See the 2012 Summary Compensation Table on page 26 below. The compensation of Mr. Fishman was not determined by WMIHC’s Compensation Committee and such compensation was paid prior to the Emergence Date. Mr. Smith is compensated pursuant to the Transition Services Agreement with the Trust, Mr. Smith’s employer, at an hourly rate and not to exceed 40 hours per month (unless otherwise consented to by the parties). Mr. Smith has regularly worked more than 40 hours per month, for which the Trust has been compensated accordingly pursuant to the Transition Services Agreement.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the federal corporate income tax deduction for compensation paid by a public company to its chief executive officer and certain other executive officers to $1 million in the year the compensation becomes taxable to the executive, unless the compensation is “performance-based compensation” or qualifies under certain other exceptions. No executive was paid an amount in 2012 where this provision would have been applicable. The Compensation Committee intends to seek to qualify executive compensation for deductibility under Section 162(m) to the extent consistent with the best interests of the Company. Since corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that we may enter into compensation arrangements in the future under which payments are not deductible under Section 162(m). Deductibility will not be the sole factor used by the Compensation Committee in ascertaining appropriate levels or modes of compensation.

Compensation Recovery Policy

The Company does not have any incentive based compensation tied to performance at this time. Therefore, the Company has not implemented a policy regarding retroactive adjustments to any cash or incentive compensation paid to our executive officers and other employees where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement. Our Compensation Committee intends to adopt a general compensation recovery (“clawback”) policy covering our annual and long-term incentive award plans and arrangements after the SEC adopts final rules implementing the requirement of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. In addition, if the Company is required to restate its financial results due to material noncompliance with any financial reporting requirements under the federal securities laws, our chief executive officer and chief financial officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive pursuant to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002.

2012 Summary Compensation Table

The following table summarizes information regarding compensation for the three fiscal years ended December 31, 2012, 2011 and 2010, earned by: (a) individuals who served as chief executive officer (i.e. principal executive officer) during fiscal 2012; (b) individuals who served as chief financial officer (i.e. principal financial officer) during fiscal 2012; (c) the three other most highly compensated executive officers of WMIHC serving at the end of fiscal 2012, of which we have none; and (d) up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of fiscal 2012.

SUMMARY COMPENSATION TABLE

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Total ($)

Charles Edward Smith(2)(4)(5)	2012	252,186	64,211	316,397
President, Interim Chief Executive Officer, Interim Chief Legal Officer and Secretary	2011	412,000	284,280	696,280
	2010	415,400	276,000	691,400

Alan Fishman(3)(6)	2012	18,750	—	18,750
Former Chief Executive Officer	2011	90,000	—	90,000
	2010	90,000	—	90,000

Timothy F. Jaeger(2)(7)	2012	120,000	—	120,000
Interim Chief Financial Officer and Interim Chief Accounting Officer	2011	—	—	—
	2010	—	—	—

John Maciel(3)(8)	2012	387,335	—	387,335
Former Chief Financial Officer	2011	1,312,496	—	1,312,496
	2010	1,328,132	—	1,328,132

Robert Williams(3)	2012	75,000	—	75,000
Former President	2011	360,000	—	360,000
	2010	430,000	—	430,000

William Kosturos(3)(9)	2012	279,045	—	279,045
Former Chief Restructuring Officer	2011	982,628	—	982,628
	2010	1,309,851	—	1,309,851

(1)	Reflects principal position as of December 31, 2012.

(2)	WMIHC executive officer after the Emergence Date, and in the case of Mr. Smith, also an executive officer of WMI prior to our emergence from Chapter 11 bankruptcy.

(3)	WMI executive officer prior to the Emergence Date, each of whom resigned from the position with WMI on the Emergence Date.

(4)	Bonuses (prorated or in full) were paid for services prior to the Emergence Date in accordance with the terms of Mr. Smith’s employment agreement in effect prior to the Emergence Date.

(5)	Of the total $316,397 paid for Mr. Smith’s services, $88,408 in salary and $64,211 as a prorated bonus was paid for services rendered in 2012 prior to the Emergence Date. For the balance of 2012, following the Emergence Date, WMIHC paid the Trust $163,778 on account of services provided by Mr. Smith to WMIHC pursuant to the Transition Services Agreement.

(6)	Mr. Fishman received board compensation fees in 2010, 2011, and 2012 and no other compensation except reimbursement of expenses. See the Director Compensation Table on page 17.

(7)	Mr. Jaeger was not compensated by the Company directly; rather, payments were made to CXO Consulting Group, LLC, an entity owned by Mr. Jaeger, pursuant to the Engagement Agreement.

(8)	Mr. Maciel was not compensated by the Company directly. The Company paid fees to Alvarez & Marsal North America, LLC (“A&M”) for his services. For purposes of this table, the amount was derived by reporting the amount billed to WMI for Mr. Maciel’s services.

(9)	Mr. Kosturos was not compensated by the Company directly. The Company paid fees to A&M for his service. For purposes of this table, the amount was derived by reporting the amount billed to WMI for Mr. Kosturos’s services.

Narrative to Summary Compensation Table

Pre-Emergence Compensation of Named Executive Officers

Prior to the Emergence Date, Mr. Fishman served as WMI’s Chief Executive Officer and was compensated in 2010, 2011, and 2012 solely through director fees. Prior to the Emergence Date, Mr. Williams served as President of WMI and was paid cash compensation, which compensation was approved by the bankruptcy court. Prior to the Emergence Date, Mr. Smith served as General Counsel, Executive Vice President and Secretary of WMI, and was compensated pursuant to the terms of his employment arrangement with WMI. Mr. Smith was awarded discretionary bonuses by WMI in 2010 and 2011, and a prorated discretionary bonus in 2012, for services rendered prior to the Emergence Date. Mr. Maciel and Mr. Kosturos served as Chief Restructuring Officer and Chief Financial Officer, respectively, of WMI prior to the Emergence Date and received cash compensation pursuant to an arrangement between WMI and Alvarez & Marsal North America, LLC, which arrangement was approved by the bankruptcy court.

Post-Emergence Compensation of Named Executive Officers

Since the Emergence Date, WMIHC has had only two executive officers, Mr. Smith and Mr. Jaeger, both of whom are independent contractors, paid solely cash compensation pursuant to the terms of their respective compensation arrangements with WMIHC.

Mr. Smith provides services to WMIHC as Interim Chief Executive Officer pursuant to the Transition Services Agreement with the Trust, Mr. Smith’s employer. WMIHC pays the Trust an hourly rate of approximately $400 (inclusive of overhead charges) for Mr. Smith’s services. Mr. Smith provides a maximum of 40 hours per month pursuant to the Transition Services Agreement (unless otherwise consented to by the parties).

Mr. Jaeger has provided services as Interim Chief Accounting Officer since May 28, 2012 and Interim Chief Financial Officer since June 25, 2012 pursuant to an Engagement Agreement with CXO Consulting Group, LLC (“CXOC”), which is owned by Mr. Jaeger. The rate of compensation under the Engagement Agreement was initially $15,000 per month, but was increased to $20,000 per month effective October 1, 2012 to reflect the increased time commitment required of Mr. Jaeger to fulfill the duties of Interim Chief Financial Officer. WMIHC also reimburses CXOC for related out of pocket expenses, which are not reflected in the 2012 Summary Compensation Table. The Engagement Agreement renews for successive three-month terms, unless either party terminates with 30 days’ notice prior to the termination of the applicable term.

Potential Payments upon Termination or Change in Control

WMIHC has no obligation for severance and other benefits payable to the Named Executive Officers following termination of employment or a change in control of WMIHC.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is an executive officer or former officer of the Company. In addition, no executive officer of the Company served on the board of directors of any entity whose executive officers included a director of the Company.

REPORT OF THE COMPENSATION COMMITTEE

The “Report of the Compensation Committee” shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that WMIHC specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

In accordance with the terms of its charter, the Compensation Committee on behalf of the board of directors oversees WMIHC’s executive compensation programs, including payments and awards, if any, to its executive officers and directors. The Compensation Committee has overall responsibility for approving and evaluating WMIHC’s director and executive officer compensation plans, policies and programs and addressing other compensation issues facing WMIHC’s that require board action. The Compensation Committee is also responsible for reviewing and discussing with management and recommending to the board of directors the Compensation Discussion and Analysis for inclusion in WMIHC’s annual proxy statement, in accordance with applicable SEC regulations.

In discharging its responsibilities, the Compensation Committee:

•	reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement; and

•

based upon its review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the proxy statement and WMIHC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, through its incorporation by reference from the proxy statement.

Submitted by the Compensation Committee of the Board of Directors:

Timothy R. Graham (Committee Chair)	Eugene I. Davis	Steven D. Scheiwe

REPORT OF THE AUDIT COMMITTEE

The “Report of the Audit Committee” shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that WMIHC specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

In discharging its responsibilities, the Audit Committee and its individual members have met with management and WMIHC’s independent auditors, Burr Pilger Mayer, Inc., to review WMIHC’s accounting functions and the audit processes for WMIHC’s financial statements and system of internal control over financial reporting. The Audit Committee reviewed and discussed with WMIHC’s independent auditors and management the audited financial statements for the 2012 fiscal year. It also discussed with the independent auditors all other matters that the independent auditors were required to communicate and discuss with the Audit Committee under applicable auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, regarding communications with audit committees. Audit Committee members also discussed and reviewed the results of the independent auditors’ examination of WMIHC’s financial statements, management’s assessment of WMIHC’s system of disclosure controls and procedures, external financial reporting and internal control over financial reporting, and issues relating to auditor independence. The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence and has discussed with the independent auditors their independence.

Based on its review and discussions with management and the independent auditors, the Audit Committee recommended to the board of directors that the audited financial statements for the fiscal year ended December 31, 2012, be included in WMIHC’s Annual Report on Form 10-K for filing with SEC.

Submitted by the Audit Committee of the Board of Directors:

Mark E. Holliday (Committee Chair)	Steven D. Scheiwe	Michael Willingham

MATTERS RELATING TO OUR AUDITORS

Selection of Independent Auditors

The Audit Committee has appointed and engaged Burr Pilger Mayer, Inc. to be WMIHC’s independent auditors for the Company’s fiscal year ending December 31, 2013. Burr Pilger Mayer, Inc. was also engaged by the Audit Committee to audit WMIHC’s financial statements for the fiscal years ended December 31, 2012 and December 31, 2011. A representative of Burr Pilger Mayer, Inc. is expected to either be present or available by phone at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. Such representative will be available to respond to appropriate questions. As described under the “Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm” section of this proxy statement on page 9 above, the shareholders are being asked to ratify the selection of Burr Pilger Mayer, Inc. as our independent auditors for the fiscal year ending December 31, 2013.

On April 10, 2012, the Audit Committee approved the dismissal of Deloitte & Touche LLP (“Deloitte”) as WMIHC’s independent registered public accounting firm. Deloitte had not performed any auditing services for WMIHC since on or about September 26, 2008. As such, Deloitte did not issue a report on WMIHC’s consolidated financial statements for the fiscal years ended December 31, 2011 and 2010 and therefore, there is no report which could contain an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

As Deloitte performed no auditing or other services for the Company since on or about September 26, 2008 there were: (a) no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte would have caused Deloitte to make reference thereto in connection with a report; and (b) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

On April 12, 2012, the Company provided Deloitte with a copy of the disclosures it made in response to Item 304(a) of Regulation S-K in the Current Report on Form 8-K filed on April 16, 2012 and requested that Deloitte provide the Company with a letter addressed to the SEC stating whether or not Deloitte agrees with the above disclosures. On April 20, 2012, Deloitte provided a letter stating that it agreed with the disclosures and a copy of the letter dated April 20, 2012 is attached as Exhibit 16.1 to Amendment No. 1 Current Report on Form 8-K/A filed on April 24, 2012.

On April 10, 2012, the Audit Committee approved the appointment of Burr Pilger Mayer, Inc. as the Company’s new independent registered public accounting firm, effective immediately, to perform independent audit services for the Company. Prior to the appointment of Burr Pilger Mayer, Inc., neither the Company, nor anyone on its behalf, had consulted with Burr Pilger Mayer, Inc. during the Company’s two most recent fiscal years and for fiscal 2012 through April 10, 2012, in any matter regarding: (a) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that Burr Pilger Mayer, Inc. concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (b) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Fees Paid to Principal Independent Auditors

The following fees for professional services were billed by Burr Pilger Mayer, Inc. during fiscal 2012:

2012
Audit Fees(1)	$485,000
Audit-Related Fees(2)	25,000
Tax Fees	-0-
All Other Fees	-0-

Total	$510,000

(1)	Consists of fees for services involving the audit of WMIHC’s consolidated financial statements, review of interim quarterly statements, and provision of an attestation report on WMIHC’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Refers to fees for assurance and related services that are traditionally performed by the independent auditor and are not reported as audit fees. These audit-related services may include due diligence services relating to mergers and acquisitions, accounting consultation and audits relating to acquisitions, attest services related to financial reporting not required by statute or regulation, consultation concerning financial accounting and reporting standards not classified as audit fees, and financial audits of employee benefit plans.

In addition, WMIHC paid Deloitte $5,000 in 2012 for non-audit services.

Pre-Approval Policy

The Audit Committee has adopted a general policy requiring pre-approval of all fees and services of WMIHC’s independent auditors, including all audit, audit-related, tax, and other legally-permitted services. All audit and permissible non-audit services provided by Burr Pilger Mayer, Inc. during fiscal 2012 were pre-approved by the Audit Committee.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Transition Services Agreement

On March 23, 2012, WMIHC and the Trust entered into the Transition Services Agreement. Pursuant to the Transition Services Agreement, each party has agreed to make available to the other certain services and employees, including the services of Charles Edward Smith who is our President, Interim Chief Executive Officer, Interim Chief Legal Officer and Secretary. In addition, we pay a monthly overhead charge of $8,468.00 to the Trust under the Transition Services Agreement for office space, common area space and use of supplies and equipment. The Trust was established as part of the Bankruptcy Plan. The Trust emerged on the effective date of the Bankruptcy Plan and was formed for the purpose of holding, managing and administering the “Liquidating Trust Assets” (as defined in the Bankruptcy Plan) on behalf of the Trust’s beneficiaries, and distributing the proceeds thereof to such beneficiaries. The Trust is managed by a trustee, William Kosturos, and a Trust Advisory Board. Michael Willingham, Chairman of the Board, board member and Audit Committee member of WMIHC, is also a member of the Trust Advisory Board and the Litigation Subcommittee of the Trust. WMIHC paid the Trust approximately $321,000 for services provided under the Transition Services Agreement in 2012, of which $163,778 was paid for the services of Mr. Smith. Based on disclosures by the Trust in its recently filed Form 10-K as of April 1, 2013, the Trust holds approximately $114.8 million of our Runoff Notes.

Potential participation by WMIHC in proceeds received with respect to Recovery Claims.

To the extent any electing creditor of the Debtors (as defined in the Bankruptcy Plan) received common stock of WMIHC pursuant to a Reorganized Common Stock Election (as defined in the Disclosure Statement filed in connection with the Bankruptcy Plan), such creditor’s share of the Runoff Notes to which the election was effective (i.e., one dollar ($1.00) of original principal amount of Runoff Notes for each share of common stock of WMIHC) were not issued. As a result, each creditor making such an election conveyed to, and WMIHC retained an economic interest in the Litigation Proceeds (as defined below, and such proceeds do not constitute part of the Liquidating Trust Assets) equal to, fifty percent (50%) of the Litigation Proceeds such creditor otherwise would have received. “Litigation Proceeds” is defined in the Bankruptcy Plan, in the relevant part, as the recoveries, net of related legal fees and other expenses, of the Trust on account of causes of action against third parties and includes Recovery Claims (as defined in the Bankruptcy Plan). As of the date of this proxy statement, no Litigation Proceeds have been received by the Trust with respect to Recovery Claims, but WMIHC could theoretically receive a portion of any proceeds that are received pursuant to the Bankruptcy Plan. As a member of the Litigation Subcommittee of the Trust, Mr. Willingham participates in overseeing the prosecution of Recovery Claims by the Trust.

SHAREHOLDER PROPOSALS FOR 2014

In order for a shareholder proposal to be considered for inclusion in the proxy statement for the 2014 annual meeting of shareholders, shareholders must comply with the SEC Rule 14a-8 and the deadline for receiving such proposals by the Company is December 24, 2013. Proposals should be mailed to the Company, to the attention of the Secretary, WMI Holdings Corp., 1201 Third Avenue, Suite 3000, Seattle, Washington 98101. A shareholder who intends to present a proposal at the Company’s annual meeting in 2014, other than pursuant to Rule 14a-8, must comply with the requirements as set forth in our Bylaws, including Section 2.13, which requires shareholders to deliver notice of all proposals, nominations for director and other business to WMIHC’s principal executive offices no later than 90 calendar days (or January 23, 2014) and no earlier than 120 (or December 24, 2013) calendar days prior to the one-year anniversary of the date on which the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders and such proposal must be a proper matter for shareholder action under Washington corporate law.

GENERAL INFORMATION

List of Shareholders of Record

A list of shareholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and will also be available for ten business days prior to the Annual Meeting between the hours of 9:00 a.m. and 4:00 p.m., Pacific Time, at the office of the Secretary, WMI Holdings Corp., 1201 Third Avenue, Suite 3000, Seattle, Washington 98101. A shareholder may examine the list for any legally valid purpose related to the Annual Meeting.

Electronic Voting

The Company is incorporated under Washington law, which specifically permits electronically transmitted proxies, provided that the transmission set forth or be submitted with information from which it can reasonably be determined that the transmission was authorized by the shareholder. The electronic voting procedures provided for the Annual Meeting are designed to authenticate each shareholder by use of a control number to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded.

By Order of the Board of Directors,

Charles Edward Smith

President, Interim Chief Executive Officer, Interim

Chief Legal Officer and Secretary

Seattle, Washington

April 23, 2013

Appendix A

Company’s Definition of “Independence”

NASDAQ Stock Market—Corporate Governance Requirements—5605(a)(2)

5605. Board of Directors and Committees

(a) Definitions

…

(2) “Independent Director” means a person other than an Executive Officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. For purposes of this rule, “Family Member” means a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home. The following persons shall not be considered independent:

(A) a director who is, or at any time during the past three years was, employed by the Company;

(B) a director who accepted or who has a Family Member who accepted any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

(i) compensation for board or board committee service;

(ii) compensation paid to a Family Member who is an employee (other than an Executive Officer) of the Company; or

(iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation.

Provided, however, that in addition to the requirements contained in this paragraph (B), audit committee members are also subject to additional, more stringent requirements under Rule 5605(c)(2).

(C) a director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the Company as an Executive Officer;

(D) a director who is, or has a Family Member who is, a partner in, or a controlling Shareholder or an Executive Officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

(i) payments arising solely from investments in the Company’s securities; or

(ii) payments under non-discretionary charitable contribution matching programs.

(E) a director of the Company who is, or has a Family Member who is, employed as an Executive Officer of another entity where at any time during the past three years any of the Executive Officers of the Company serve on the compensation committee of such other entity; or

(F) a director who is, or has a Family Member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

(G) in the case of an investment company, in lieu of paragraphs (A)-(F), a director who is an “interested person” of the Company as defined in Section 2(a)(19) of the Investment Company Act of 1940, other than in his or her capacity as a member of the board of directors or any board committee.

IM-5605. Definition of Independence—Rule 5605(a)(2)

It is important for investors to have confidence that individuals serving as Independent Directors do not have a relationship with the listed Company that would impair their independence. The board has a responsibility to make an affirmative determination that no such relationships exist through the application of Rule 5605(a)(2). Rule 5605(a)(2) also provides a list of certain relationships that preclude a board finding of independence. These objective measures provide transparency to investors and Companies, facilitate uniform application of the rules, and ease administration. Because NASDAQ does not believe that ownership of Company stock by itself would preclude a board finding of independence, it is not included in the aforementioned objective factors. It should be noted that there are additional, more stringent requirements that apply to directors serving on audit committees, as specified in Rule 5605(c).

The Rule’s reference to the “Company” includes any parent or subsidiary of the Company. The term “parent or subsidiary” is intended to cover entities the Company controls and consolidates with the Company’s financial statements as filed with the Commission (but not if the Company reflects such entity solely as an investment in its financial statements). The reference to Executive Officer means those officers covered in Rule 16a-1(f) under the Act. In the context of the definition of Family Member under Rule 5605(a)(2), the reference to marriage is intended to capture relationships specified in the Rule (parents, children and siblings) that arise as a result of marriage, such as “in-law” relationships.

The three year look-back periods referenced in paragraphs (A), (C), (E) and (F) of the Rule commence on the date the relationship ceases. For example, a director employed by the Company is not independent until three years after such employment terminates.

For purposes of paragraph (A) of the Rule, employment by a director as an Executive Officer on an interim basis shall not disqualify that director from being considered independent following such employment, provided the interim employment did not last longer than one year. A director would not be considered independent while serving as an interim officer. Similarly, for purposes of paragraph (B) of the Rule, compensation received by a director for former service as an interim Executive Officer need not be considered as compensation in determining independence after such service, provided such interim employment did not last longer than one year. Nonetheless, the Company’s board of directors still must consider whether such former employment and any compensation received would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. In addition, if the director participated in the preparation of the Company’s financial statements while serving as an interim Executive Officer. Rule 5605(c)(2)(A)(iii) would preclude service on the audit committee for three years.

Paragraph (B) of the Rule is generally intended to capture situations where a compensation is made directly to (or for the benefit of) the director or a Family Member of the director. For example, consulting or personal service contracts with a director or Family Member of the director would be analyzed under paragraph (B) of the Rule. In addition, political contributions to the campaign of a director or a Family Member of the director would be considered indirect compensation under paragraph (B). Non-preferential payments made in the ordinary course of providing business services (such as payments of interest or proceeds related to banking services or loans by a Company that is a financial institution or payment of claims on a policy by a Company that is an insurance company), payments arising solely from investments in the Company’s securities and loans permitted under Section 13(k) of the Act will not preclude a finding of director independence as long as the payments are non-compensatory in nature. Depending on the circumstances, a loan or payment could be compensatory if, for example, it is not on terms generally available to the public.

Paragraph (D) of the Rule is generally intended to capture payments to an entity with which the director or Family Member of the director is affiliated by serving as a partner, controlling Shareholder or Executive Officer of such entity. Under exceptional circumstances, such as where a director has direct, significant business holdings, it may be appropriate to apply the corporate measurements in paragraph (D), rather than the individual measurements of paragraph (B). Issuers should contact NASDAQ if they wish to apply the Rule in this manner. The reference to a partner in paragraph (D) is not intended to include limited partners. It should be noted that the independence requirements of paragraph (D) of the Rule are broader than Rule 10A-3(e)(8) under the Act.

Under paragraph (D), a director who is, or who has a Family Member who is, an Executive Officer of a charitable organization may not be considered independent if the Company makes payments to the charity in excess of the greater of 5% of the charity’s revenues or $200,000. However, NASDAQ encourages Companies to consider other situations where a director or their Family Member and the Company each have a relationship with the same charity when assessing director independence.

For purposes of determining whether a lawyer is eligible to serve on an audit committee, Rule 10A-3 under the Act generally provides that any partner in a law firm that receives payments from the issuer is ineligible to serve on that issuer’s audit committee. In determining whether a director may be considered independent for purposes other than the audit committee, payments to a law firm would generally be considered under Rule 5605(a)(2), which looks to whether the payment exceeds the greater of 5% of the recipient’s gross revenues or $200,000; however, if the firm is a sole proprietorship, Rule 5605(a)(2)(B), which looks to whether the payment exceeds $120,000, applies.

Paragraph (G) of the Rule provides a different measurement for independence for investment companies in order to harmonize with the Investment Company Act of 1940. In particular, in lieu of paragraphs (A)-(F), a director who is an “interested person” of the Company as defined in Section 2(a)(19) of the Investment Company Act of 1940, other than in his or her capacity as a member of the board of directors or any board committee, shall not be considered independent.

Appendix B

Audit Committee Charter

WMI HOLDINGS CORP.

Audit Committee Charter

Purpose and Authority

The purpose of the Audit Committee (the “Committee”) of the board of directors (the “Board”) of WMI Holdings Corp. (the “Company”) is to assist the Board in its oversight of (a) the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements, (b) the qualifications, independence and performance of the Company’s independent registered public accounting firm (“Independent Auditor”), (c) the Company’s internal audit function, if any, and-the performance of its internal accounting and financial controls, and (d) the Company’s compliance with legal, ethics and regulatory requirements. The Committee is directly responsible for the appointment, compensation, retention and oversight of the Independent Auditor, and shall also have all authority necessary to fulfill the duties and responsibilities assigned to the Committee in this Charter or otherwise assigned to it by the Board.

The function of the Committee is oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal accounting and financial controls and disclosure controls and procedures. The Independent Auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company’s quarterly financial statements. Nothing contained in this Charter is intended to alter or impair the right of the members of the Committee to rely, in discharging their oversight role, on information, opinions, reports or statements prepared or presented to the Committee by officers, employees, legal counsel, public accountants or other persons, to the extent permitted by Section 23B.08.300(2) of the Washington Business Corporation Act (or similar applicable law).

As the Committee deems appropriate, it may retain independent counsel, accounting and other advisors to assist the Committee in carrying out its duties without seeking Board approval with respect to the selection, fees or terms of engagement of any such advisors. The Company will provide the Committee with appropriate funding, as the Committee determines, for the payment of compensation to the Company’s Independent Auditor, outside counsel, and other advisors as it deems appropriate, and administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

To the extent permitted by applicable law, regulations and listing requirements, as the Committee deems appropriate, it may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee.

Composition

Independence

The Committee shall be composed of at least three directors, each of whom shall, as determined by the Board, meet the independence requirements established by the Board and applicable laws, regulations and listing requirements applicable to the Company from time to time.

Financial Literacy/Expertise

Each Committee member shall, in the judgment of the Board, have the ability to read and understand fundamental financial statements. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication. In addition, at least one member of the Committee shall, in the judgment of the Board, be an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Appointment and Removal of Members

The members of the Committee shall be appointed by the Board. The Board may remove any member from the Committee at any time with or without cause. If a vacancy arises on the Committee or if a Committee member ceases to satisfy the applicable independence requirements, Committee membership may temporarily consist of less than three members, or less than three independent members.

Duties and Responsibilities

The Committee shall have the following duties and responsibilities, in addition to any duties and responsibilities assigned to the Committee from time to time by the Board.

Engagement of Independent Auditor

1.	Select and retain the Independent Auditor; determine and approve compensation of the Independent Auditor; resolve disagreements between management and the Independent Auditor regarding financial reporting; oversee and evaluate the work of the Independent Auditor and, where appropriate, replace the Independent Auditor, with the understanding that the Independent Auditor shall report directly to the Committee.

2.	Establish policies and procedures for the review and pre-approval by the Committee of all audit services and permissible non-audit services (including the fees and terms thereof) to be performed by the Independent Auditor. The Committee may delegate to one or more Committee members the authority to pre-approve such non-audit services between regularly scheduled meetings, provided that such approvals are reported to the full Committee at the next Committee meeting.

Evaluate Independent Auditor’s Qualifications, Performance and Independence

3.	At least annually, evaluate the Independent Auditor’s qualifications, performance and independence, including that of the lead partner.

4.	At least annually, obtain and review a report by the Independent Auditor describing the firm’s internal quality control procedures; any material issues raised by the most recent internal quality control review, peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, relating to one or more audits carried out by the firm and any steps taken to deal with any such issues.

5.	At least annually, obtain and review the letter and written disclosures from the Independent Auditor required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding the independent accountant’s communications with the audit committee concerning independence, including a formal written statement by the Independent Auditor delineating all relationships between the auditor and the Company; actively engage in a dialogue with the auditor with respect to that firm’s independence and any disclosed relationships or services that may impact the objectivity and independence of the auditor; and take appropriate action to oversee the independence of the outside auditor.

6.	Discuss with the Independent Auditor the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the PCAOB in Rule 3200T from time to time, together with any other matters as may be required for public disclosure or otherwise under applicable laws, rules and regulations.

7.	Ensure that the Independent Auditor is in compliance with the partner rotation requirement of the Securities Exchange Act of 1934, as amended, and any related rules established thereunder by the SEC.

Review Financial Statements and Financial Disclosure

8.	Prior to filing any periodic report with the SEC, meet with management and the Independent Auditor to review and discuss such report, the annual audited financial statements (including the report of the Independent Auditor thereon) or quarterly unaudited financial statements contained in such report, including in each case the related notes and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

9.	Regularly review with the Independent Auditor any audit problems or difficulties and management’s response, including any restriction on the scope of activities, access to required information, the adequacy of internal controls, adjustments noted or proposed by the Independent Auditor but not taken (as immaterial or otherwise) by management, communications between the audit engagement team and the national office of the Independent Auditor concerning auditing or accounting issues, and any management or internal control letters issued or proposed to be issued by the auditor.

10.	If so determined by the Committee, based on its review and discussion of the audited financial statements with management and the Independent Auditor, its discussions with the Independent Auditor regarding the matters required to be discussed by statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the PCAOB in Rule 3200T, and its discussions regarding the auditor’s independence, recommend to the Board whether the audited financial statements be included in the Company’s annual report on Form 10-K.

11.	Review earnings press releases, including all quarterly earnings releases, in advance of their dissemination. Discuss or review corporate policies with respect to financial information and earnings guidance provided to analysts and rating agencies.

Periodic Assessment of Accounting Practices and Policies and Risk and Risk Management

12.	Obtain and review timely reports from the Independent Auditor regarding (a) all critical accounting policies and practices used in the preparation of the Company’s financial statements, (b) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Independent Auditor, and (c) other material written communications between the Independent Auditor and management, such as any management letter or schedule of unadjusted differences.

13.	Review at least annually (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and significant issues as to the adequacy of the Company’s internal control over financial reporting and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the Independent Auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; and (c) the effect of regulatory and accounting initiatives on the financial statements of the Company.

14.	Review and discuss with management from time to time the effectiveness of, or any deficiencies in, the design or operation of disclosure controls and procedures or internal control over financial reporting and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Review any report issued by the Company’s Independent Auditor regarding management’s assessment of the Company’s internal control over financial reporting.

15.	Discuss policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

Related-Person Transactions

16.	Review policies and procedures with respect to transactions between the Company and officers and directors, or affiliates of officers or directors, or transactions that are not a normal part of the Company’s business, and review and approve those related-person transactions that would be disclosed pursuant to SEC Regulation S-K, Item 404.

Internal Audit Review

17.	Review, and discuss with the Independent Auditor, the responsibilities, functions and performance of the Company’s internal audit department, if any, including internal audit plans, budget, staffing and the scope and results of internal audits.

Proxy Statement Report of Audit Committee

18.	Approve the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

Hiring Policies

19.	Set clear hiring policies for the Company’s hiring of employees or former employees of the Independent Auditor who were engaged on the Company’s account (including past and present members of the audit engagement team), and ensure that such policies comply with any regulations applicable to the Company from time to time.

Complaint Procedures and Ethics Compliance

20.	Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters pursuant to and to the extent required by laws, rules and regulations applicable to the Company from time to time.

21.	Establish and oversee procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters pursuant to and to the extent required by laws, rules and regulations applicable to the Company from time to time.

22.	Oversee a code of ethics for senior financial officers pursuant to and to the extent required by laws, rules and regulations applicable to the Company from time to time and assist the Board in the oversight of such code of ethics.

23.	Develop and monitor compliance with a code of conduct applicable to the Company’s directors officers and employees pursuant to and to the extent required by laws, rules and regulations applicable to the Company from time to time. Periodically review and recommend to the Board any changes the Committee deems appropriate to such code of conduct.

Legal Matters

24.	Review legal and regulatory matters that may have a material impact on the financial statements and related Company compliance policies and programs.

Meetings and Reporting to Board

The Committee shall meet as often as necessary to fulfill the responsibilities set forth in this Charter, which shall include at least four quarterly meetings for the year. In the absence of a member designated by the Board to serve as chair, the members of the Committee may appoint from among their number a person to preside at their meetings.

The Committee shall meet at least quarterly in separate executive sessions with internal audit personnel (if any) and the Independent Auditor to discuss matters that the Committee or the other groups believe warrant Committee attention.

The Committee shall provide minutes of Committee meetings to the Board and report regularly to the Board on its activities.

Evaluation

The Committee shall annually review and reassess the adequacy of this Charter, including the Committee’s structure, processes, and membership requirements, and, if appropriate, propose changes to the Board.

The Committee shall obtain or perform an annual evaluation of the Committee’s performance and make applicable recommendations for improvement.

Appendix C

Compensation Committee Charter

WMI HOLDINGS CORP.

Compensation Committee Charter

Purpose and Authority

The purpose of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of WMI Holdings Corp. (the “Company”) is to (a) oversee the Company’s compensation plans, policies and programs for its executive officers and non-employee directors of the Board, (b) oversee the Company’s employee benefit plans, including its incentive compensation and equity compensation plans, and (c) review and discuss with the Company’s management the compensation discussion and analysis (the “CD&A”), if required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be included in the Company’s annual proxy statement and annual report on Form 10-K, and recommend to the Board, if appropriate, that the CD&A be included in the proxy statement and annual report on Form 10-K. The Committee shall have all authority necessary to fulfill the duties and responsibilities assigned to the Committee in this Charter or otherwise assigned to it by the Board.

The Committee will from time to time work with the Company’s human resources professionals in discharging its duties. The Committee shall have the sole authority to retain and terminate independent counsel, compensation consultants, or other advisors, as it deems appropriate, to assist the Committee in carrying out its duties without seeking Board approval with respect to the selection, fees or terms of engagement of any such advisors; provided however that the Committee shall notify the Board as to the intended retention of such counsel, consultants and other advisors and the economic terms of such retention prior to their engagement. The Company will provide the Committee with appropriate funding, as the Committee determines, for the payment of compensation to the Committee’s independent counsel, compensation consultants and other advisors as it deems appropriate, and administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

As the Committee deems appropriate, it may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee. The Committee may delegate to one or more senior executive officers the authority to make grants of equity-based compensation to eligible individuals who are not executive officers of the Company, subject to compliance with applicable laws. The Committee may revoke any delegation of authority at any time.

Composition

Independence

The Committee shall be composed of at least two directors, each of whom shall, as determined by the Board (a) meet the independence standards established by the Board and applicable laws, regulations and listing requirements applicable to the Company from time to time, (b) be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and (c) be an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Appointment and Removal of Members

The members of the Committee shall be appointed by the Board. The Board may remove any member from the Committee at any time with or without cause. If a vacancy arises on the Committee or if a Committee member ceases to satisfy the applicable independence requirements, Committee membership may temporarily consist of less than two members, or less than two independent members.

Philosophy

The Committee shall review, evaluate and make recommendations, as applicable, to the Board regarding the Company’s compensation philosophy and the objectives of the Company’s compensation programs.

Duties and Responsibilities

The Committee shall have the following duties and responsibilities, in addition to any duties and responsibilities assigned to the Committee from time to time by the Board:

Overall Compensation

1.	Review at least annually the Company’s overall compensation philosophy and related compensation and benefit policies, programs and practices to (a) ensure that they support the Company’s business objectives and comply with applicable laws and regulations and (b) evaluate whether the Company’s incentive compensation programs contain incentives for executive officers and employees to take risks in performing their duties that are reasonably likely to have a material adverse effect on the Company.

Executive Compensation

2.	Review and approve goals and objectives relevant to the compensation of the Chief Executive Officer (“CEO”), evaluate the CEO’s performance in light of those goals and objectives, and set the CEO’s compensation level (including, but not limited to, annual base salary, long and short-term incentive compensation, retirement plans, deferred compensation plans, equity compensation plans and change in control or other severance plans, as the Committee deems appropriate), based on this evaluation. In reviewing and approving such matters, the Committee shall consider such matters as it deems appropriate, including the Company’s financial and operating performance, the alignment of the interests of the executive officers and employees with the Company’s shareholders, the performance of the Company’s common stock and the Company’s ability to attract and retain qualified individuals as appropriate for its existing and intended business operations. The CEO may not be present during voting or deliberations concerning his or her compensation.

3.	Evaluate annually the performance of the CEO and the Chief Financial Officer (the “CFO”) as well as the assessment by the CEO of the other executive officers of the Company in light of the goals and objectives of the Company’s executive compensation program, and approve, or recommend to the Board for approval, each such executive officer’s compensation level (including, but not limited to, annual base salary, long and short-term incentive compensation, retirement plans, deferred compensation plans, equity compensation plans and change in control or other severance plans, as the Committee deems appropriate), based on this evaluation.

4.	Review and approve, if appropriate, or recommend to the Board for approval, compensation arrangements to be made between the Company and any newly hired or promoted executive officer.

5.	Review and approve, if appropriate, or recommend to the Board for approval, any new or amended employment, severance, termination or change of control agreement or arrangement between the Company and any executive officer.

6.	Perform such duties and responsibilities as may be assigned to the Committee under the terms of any of the Company’s executive compensation programs.

Incentive Compensation Programs and Benefit Programs

7.	Review and recommend to the Board for approval and amendment of all equity compensation plans. Amend or terminate any such plan to the extent the Committee deems appropriate, provided that Board approval shall be obtained to the extent such termination or amendment requires shareholder approval or Board approval is otherwise required under the terms of the plan.

8.	Perform such duties and responsibilities, including acting as plan administrator, as may be specifically assigned to the Committee under the terms of any compensation program or other employee benefit plan, including any incentive compensation or equity-based plan.

9.	Make and approve stock option grants and other equity awards to persons who are Board members, executive officers or employees of the Company.

Non-Employee Director Compensation

10.	Oversee and annually review the non-employee director compensation program, including all forms of cash compensation paid to non-employee directors and the grant of all forms of stock compensation provided to such directors. Recommend to the Board any adjustments to director compensation, including appropriate expense reimbursement policies. No member of the Committee will act to fix his or her own compensation, except for uniform compensation to directors for their service as a director.

Regulatory Compliance

11.	Review and discuss with management the Company’s CD&A, if required by the Exchange Act, and based on that review and discussion, recommend to the Board, if appropriate, that the CD&A be included in the Company’s annual proxy statement and annual report on Form 10-K.

12.	Review and approve an annual Compensation Committee Report to be included in the Company’s annual proxy statement and annual report on Form 10-K to the extent required by the Exchange Act.

13.	Monitor compliance with the laws, rules and regulations governing executive compensation, excluding Section 16 of the Exchange Act and the Company’s policies on structuring compensation programs to preserve tax deductibility under Section 162(m) of the Code, as each may be amended from time.

Meetings

The Committee shall meet as often as necessary to fulfill the responsibilities set forth in this Charter, which shall include at least four meetings each year. In the absence of a member designated by the Board to serve as chair of the Committee, the members of the Committee may appoint from among their number a person to preside at their meetings.

The Committee shall provide minutes of Committee meetings to the Board and report regularly to the Board on its activities.

Evaluation

The Committee shall not less than annually review and reassess the adequacy of this Charter, including the Committee’s structure, processes, and membership requirements, and, if it deems changes appropriate, propose changes to the Board.

The Committee shall perform an annual evaluation of the Committee’s performance and make applicable recommendations for improvement.

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THIS    PROXY    CARD    IS    VALID     ONLY    WHEN    SIGNED    AND    DATED.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:	☐	☐	☐
1. Election of Directors Nominees
01 Michael Willingham 02 Eugene I. Davis 03 Steven D. Scheiwe 04 Mark E. Holliday 05 Diane B. Glossman 06 Michael J. Renoff 07 Timothy R. Graham
The Board of Directors recommends you vote FOR proposals 2 and 3.						For	Against	Abstain
2 To ratify the appointment of Burr Pilger Mayer, Inc., as our independent registered public accounting firm for the fiscal year ending December 31, 2013.						☐	☐	☐
3 To approve, as an advisory vote, compensation of WMI Holdings Corp.’s named executive officers.						☐	☐	☐
The Board of Directors recommends you vote 1 YEAR on the following proposal:					1 year	2 years	3 years	Abstain
4 To approve, as an advisory vote, the frequency of future advisory votes on named executive officer compensation.					☐	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

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SHARES CUSIP #
JOB #
SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report/10K and, Notice & Proxy Statement is/are available at www.proxyvote.com .

WMI HOLDINGS CORP. Annual Meeting of Shareholders June 5, 2013 11:00 a.m. Eastern Daylight Time This proxy is solicited by the Board of Directors

The undersigned shareholder of WMI Holdings Corp. (the “Company”) hereby appoints Michael Willingham and Charles Edward Smith, and each of them, the lawful attorneys and proxies of the undersigned, each with full power of substitution, to vote all the shares of Common Stock of the Company held of record by the undersigned on April 9, 2013, at the Annual Meeting of Shareholders to be held at The Roosevelt Hotel, located at 45 East 45th Street (at Madison Avenue), New York 10017 on Wednesday June 5, 2013 at 11:00 a.m. Eastern Daylight Time, and at any and all adjournments or postponements thereof, with all the powers the undersigned would possess if personally present upon all matters set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement.

Shares represented by all properly executed proxies will be voted in accordance with the instructions appearing on the proxy and in the discretion of the proxy holders as to any other business that may properly come before the Annual Meeting of Shareholders. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED “FOR” EACH DIRECTOR NOMINEE NAMED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3 AND “FOR” 1 YEAR ON PROPOSAL 4.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side